            Exhibit 10.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

EXECUTION VERSION CONFIDENTIAL

PRODUCT COMMERCIALIZATION AGREEMENT

This Product Commercialization Agreement (this “Agreement”) is made on November 13, 2020 (the “Effective Date”) by and between MacroGenics, Inc., a Delaware corporation with a place of business at 9704 Medical Center Drive, Rockville, MD 20850 (“MacroGenics”), and Eversana Life Science Services, LLC, a Wisconsin limited liability company with a place of business at 190 N. Milwaukee Street, Milwaukee, WI 53202 (“Eversana”). MacroGenics and Eversana are hereinafter referred to individually as a “Party” and collectively as the “Parties”.
BACKGROUND

Whereas, MacroGenics is a pharmaceutical company that will seek to market, promote and Commercialize (as defined below) the Product (as defined below) in the Territory (as defined below) upon its approval by the FDA (as defined below);

Whereas, Eversana is a life sciences services company that has experience providing commercialization services related to pharmaceutical products; and

Whereas, MacroGenics wishes to engage Eversana to supervise and manage the day to day Commercialization of the Product in the Territory under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other consideration received by the Parties, the Parties hereby agree as follows:
1.    DEFINITIONS
For the purposes of this Agreement, the following words and expressions shall have the stated definitions:

1.1.    “AAA” shall have the meaning set forth in Section 16.3.b.

1.2.    “Act” means the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), as amended from time to time, together with any rules, regulations, guidances, guidelines and requirements of the FDA as may be in effect from time to time.

1.3.    “Additional Unreimbursed Commercial Costs” shall have the meaning set forth in Section 5.2.d.

1.4.    “Adjusted Net Revenue” [***].

1.5.    “Adjusted Revenue Report” shall have the meaning set forth in Section 5.5.a.

1.6.    “Adjusted Revenue Share Payments” shall have the meaning set forth in Section 5.4.
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1.7.    “Adjusted Revenue Sharing Period” means the period beginning on the BLA Approval Date and ending on the earlier of (a) the occurrence of the Revenue Threshold, and (b) the expiration or termination of this Agreement.

1.8.    “Administrative Costs” means [***] MacroGenics’s administrative costs, [***].

1.9.    “Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition following or during exposure to the Product, whether or not considered causally related to the Product, the exacerbation of any pre-existing condition(s) occurring following or during the use of the Product or any other adverse event, adverse experience or adverse drug experience described in the FDA’s Investigational New Drug safety reporting and post-marketing reporting regulations, 21
C.F.R. § 312.32 and § 314.80, respectively, as they may be amended from time to time. For purposes of this Agreement, without limiting the forgoing, “undesirable medical condition” includes symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, overdose, sensitivity reactions or failure of the Product to exhibit its expected pharmacologic/biologic effect.

1.10.    “Affiliate” of a Person means any other Person which (directly or indirectly) is controlled by, controls or is under common control with such Person. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person, means (a) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person, or (c) the power to elect or appoint more than fifty percent (50%) of the members of the board of directors or other governing body of such Person.

1.11.    “Agreement” shall have the meaning set forth in the Preamble.

1.12.    “Agreement Details” shall have the meaning set forth in Section 1.34.

1.13.    “Alliance Manager” shall have the meaning set forth in Section 3.1.

1.14.    “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Statute, the False Claims Act, the Department of Health and Human Services Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, released April 2003, the healthcare fraud and false statements provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and any other applicable law, rule, regulation or industry code governing anti-bribery and anti-corruption laws and laws applicable in the Territory for the prevention of kickbacks, fraud, abuse, racketeering, money laundering or terrorism.

1.15.    “Appellate Rules” shall have the meaning set forth in Section 16.3.b.

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1.16.    “Applicable Compliance/Review Policies” means, with respect to each Party, its written code of ethics and conduct and such policies and standard operating procedures that are adhered to by such Party in connection with the Product and any payments or activities contemplated by this Agreement, as the same may be amended from time to time.

1.17.    “Applicable Law” means (a) all applicable laws, rules and regulations, including any applicable rules, regulations, guidelines or other requirements of Governmental Authorities that may be in effect in the Territory from time to time during the Term, including (i) the Act,
(ii) the PDMA, (iii) Anti-Corruption Laws, (iv) Medicare and Medicaid coverage and reimbursement provisions of titles XVIII and XIX of the Social Security Act, (v) the federal healthcare program civil money penalty and exclusion authorities, (vi) the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h, (vii) all federal, state or local statutes, laws, ordinances, regulations or guidelines relating to employment, safety and health of employees and the withholding and payment of required taxes with respect to employees, and (viii) all federal, state or local statutes, laws, ordinances, regulations or guidelines relating to data protection and privacy, including the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act, and (b) the PhRMA Code on Interactions with Healthcare Professionals, PhRMA Principles on Direct To Consumer Advertisements; PhRMA Principles on Interactions with Patient Organizations, and PhRMA Principles on Conduct of Clinical Trials and Communication of Clinical Trial Results.

1.18.    “Approved Subcontractor” shall have the meaning set forth in Section 3.5.b.

1.19.    “Arbitration Request” shall have the meaning set forth in Section 16.3.b.

1.20.    “Arising Product Know-How” means all Know-How (i) specific to the Product arising out of or in connection with either Party’s or their respective Affiliates’ (including, with respect to Eversana, any Approved Subcontractors’) activities under or in connection with this Agreement, (ii) constituting deliverables provided by or on behalf of Eversana or its Affiliates or Approved Subcontractors to MacroGenics as part of the Services, (iii) created or developed by Eversana using MacroGenics Confidential Information and/or MacroGenics Know-How; or (iv) developed or created by Eversana according to MacroGenics’ specifications. Arising Product Know-How shall include but not be limited to the following:

a.    written and electronic materials (including but not limited to Promotional Materials), and their associated copyrights, that are intended to be used for activities to promote the Product, including for activities such as, but not limited to, presentations during detailing (whether in-person or electronically), conducting display booths, conducting meetings with prescribers in exhibits at conferences and trade shows and sponsoring advertising in journals and publications directed to prescribers;

b.    written and electronic Training Materials; and

c.    trademarks, logos and Product labeling that identify the Product or MacroGenics.

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For clarity, Arising Product Know-How (x) includes Know-How that Eversana creates under or in connection with this Agreement that emphasizes, focuses on or relies on an aspect, characteristic, trait or activity of the Product or discusses the Product in terms of its product class or in comparison to other products, and (y) excludes Eversana Know-How.

1.21.    “BLA” means a Biologics License Application (as more fully described in 21 CFR §601, et seq., or its successor regulation) filed with the FDA (or any successor application thereto) for approval to market and sell a biologic in the Territory, and all amendments or supplements filed pursuant to the requirements of the FDA.

1.22.    “BLA Approval” means the approval by the FDA of a BLA for the Product.

1.23.    “BLA Approval Date” means the date on which MacroGenics receives BLA Approval.

1.24.    “Business Day” means a day on which companies in the United States are generally open for business.

1.25.    “Channel Management Services” means the channel management services described in the 3PL Agreement.

1.26.    “Claims” shall have the meaning set forth in Section 13.1.

1.27.    “COC Notice Period” shall have the meaning set forth in Section 14.2.f.

1.28.    “Commercial Launch” means the earlier of (a) the Business Day immediately following the date of the initial Product launch meeting, or (b) [***] the Product first becomes available for purchase in the Territory for therapeutic use.

1.29.    “Commercialization,” “Commercialize” and “Commercializing” mean any and all customary processes and activities undertaken by a pharmaceutical company to accomplish the commercialization of a pharmaceutical product, including without limitation the storage, third party logistics and distribution, sales, promotion and marketing of the Product, Medical Affairs Activities, managing returns of the Product, Patient Access Programs, and reimbursements. Commercialization expressly excludes activities related to development or testing of the Product or Manufacturing, including but not limited to the conduct of a Phase 4 Study.

1.30.    “Commercialization Budget” shall have the meaning set forth in Section 3.4.

1.31.    “Commercialization Plan” shall have the meaning set forth in Section 3.4.

1.32.    “Commercialization Service Fees” means (a) [***], and
(b)    [***]

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[***].

1.33.    “Commercialization Services” means the services set forth in Exhibit B.

1.34.    “Confidential Information” of a Party (the “Disclosing Party”) means all business, operational, marketing, financial, technical, manufacturing, scientific, or other information, that, in each case, is confidential or proprietary to the Disclosing Party or any of its Affiliates, is not generally known to the public, and is furnished to the other Party (the “Receiving Party”) by or on behalf of the Disclosing Party pursuant to this Agreement [***], whether in written, electronic, oral, visual or other form. Confidential Information of a Party may include such Party’s and its Affiliates’ processes and methods, process specifications and designs, inventions, Know-How, intellectual property, business and marketing plans, financial information, customer data, research and development activities and other materials or information relating to business or activities which are not generally known to the public, and confidential information of Third Parties in the possession of the Disclosing Party. Without limiting the generality of the foregoing, Confidential Information of MacroGenics includes Manufacturing Data regarding the Product. This Agreement, including its provisions, terms and conditions hereof (“Agreement Details”), shall be deemed the Confidential Information of both Parties, and each Party shall be deemed both a Disclosing Party and a Receiving Party with respect thereto.

1.35.    “Control” or “Controlled by” shall mean, with respect to any Know-How, Patent Rights or other intellectual property rights, possession by a Party of the ability (whether by ownership, license or other right, other than pursuant to a license granted to such Party under this Agreement) to grant to the other Party a license, sublicense or other access without violating the terms of any agreement or other arrangement with any Third Party.

1.36.    “Corporate Trademarks” means the trade names, corporate names and corporate logos of MacroGenics or MacroGenics’s Affiliates (a) used in the Prescribing Information, or
(b)    authorized or approved by MacroGenics for use in Materials that may be provided or generated hereunder.

1.37.    “Dedicated Eversana Personnel” shall have the meaning set forth in Section 3.6.a.

1.38.    “Deficiency” shall have the meaning set forth in Section 3.7.

1.39.    “Disclosing Party” shall have the meaning set forth in Section 1.34.

1.40.    “Disputed Report Response” shall have the meaning set forth in Section 5.5.b.

1.41.    “Effective Date” shall have the meaning set forth in the Preamble.

1.42.    “Estimated Reimbursed Commercial Costs” shall have the meaning set forth in Section 5.2.a.

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1.43.    “Estimated Unreimbursed Commercial Costs” shall have the meaning set forth in Section 5.2.a.

1.44.    “Eversana” shall have the meaning set forth in the Preamble.

1.45.    “Eversana Compliance/Review Policies” means Eversana’s Applicable Compliance/Review Policies, as approved by the JMC.

1.46.    “Eversana Indemnitees” shall have the meaning set forth in Section 13.2.a.

1.47.    “Eversana Know-How” means all Know-How that either: (a) is in Eversana’s possession and Control of as of the Effective Date (“Eversana Pre-Existing Know-How”); or (b) after the Effective Date during the Term, is independently developed by Eversana outside of providing the Services or performing other activities under this Agreement and without use of any MacroGenics Confidential Information or MacroGenics Know-How and is not specific to the Product. In addition, Eversana Know-How includes any improvement, modification or enhancement of the Eversana Pre-Existing Know-How that is made, generated, developed or invented by Eversana in the course of providing the Services or performing other activities under this Agreement, and is generally applicable to the services Eversana provides to its clients, but (i) does not constitute deliverables provided by or on behalf of Eversana or its Affiliates or Approved Subcontractors to MacroGenics as part of the Services, (ii) is not created or developed by Eversana using MacroGenics Confidential Information and/or MacroGenics Know-How. and (iii) is not developed or created by Eversana according to MacroGenics’ specifications.

1.48.    “Eversana Personnel” means the Key Account Directors, Medical Science Liaisons and any other personnel employed or engaged by Eversana (including supervisory personnel overseeing the activities of such personnel and legal, regulatory and other support personnel) who are or may be involved with activities under this Agreement.

1.49.    “Eversana Pre-Existing Know-How” shall have the meaning set forth in Section 1.47.

1.50.    “Executive Officers” means, with respect to MacroGenics, its Chief Executive Officer, and with respect to Eversana, its Chief Executive Officer.

1.51.    “FDA” means the Unites States Food and Drug Administration and any successor agency thereto.

1.52.    “Fee-for-Service Fees” shall have the meaning set forth in Section 5.4.

1.53.    “Fees” means the Pre-Approval Service Fees, the Reconciled Reimbursed Commercial Costs, the Adjusted Revenue Share Payments and the Fee-for-Service Fees.

1.54.    “Field Alert” means a field alert report, as required under 21 C.F.R. § 314.81(b)(1), as such regulation may be amended from time to time.

1.55.    “Functional Services” means the services set forth in Exhibit C.

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1.56.    “GAAP” means generally accepted accounting principles in the United States.

1.57.    “Government Official” to be broadly interpreted, shall mean (a) any elected or appointed government official (e.g., a member of a ministry of health); (b) any employee or person acting for or on behalf of a government, government-controlled entity or enterprise performing a governmental function; (c) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office; (d) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations); or (e) any individual who holds himself or herself out to be the authorized intermediary of any of the foregoing. For clarity, healthcare providers employed by government-owned hospitals shall be considered Government Officials.
1.58.    “Governmental Authority” means any federal, state or local court, administrative agency, commission or other governmental authority or instrumentality, including the FDA, having authority in the United States over the activities contemplated hereunder. Governmental Authority shall include any Regulatory Authority.

1.59.    “HCP” means all healthcare professionals, including any physician, physician’s assistant, pharmacist, nurse practitioner, clinical nurse specialist or registered nurse holding a degree in an area of nursing, certified registered nurse anesthetist, or certified nurse-midwife.

1.60.    “Higher Cost Service” shall have the meaning set forth in Section 3.7.

1.61.    “Indemnified Party” shall have the meaning set forth in Section 13.3.

1.62.    “Indemnifying Party” shall have the meaning set forth in Section 13.3.

1.63.    “Indemnitees” shall have the meaning set forth in Section 13.1.

1.64.    “Indemnitor” shall have the meaning set forth in Section 13.1.

1.65.    “Intellectual Property Rights” means all intellectual property rights anywhere in the Territory, whether or not registered, including patents, utility models, rights in inventions, trademarks, service marks, rights in trade dress (including product configuration and packaging), rights in business and trade names, rights in domain names, designs, copyrights, trade secrets, rights in Know-How and confidential information, and, in each case, rights of a similar or corresponding character.

1.66.    “Joint Management Committee” or “JMC” has the meaning set forth in Section 4.1.

1.67.    “Key Account Directors” means the Eversana Personnel designated as “Key Account Directors” under the Commercialization Plan and having the qualifications and responsibilities set forth in the Commercialization Plan.

1.68.    “Know-How” means patentable and non-patentable inventions, discoveries, technologies, knowledge, trade secrets, experience, skill, techniques, methods, processes (including manufacturing processes), procedures, formulas, compounds, compositions of matter,

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assays, tests (including diagnostic tests), materials, specifications, descriptions, results and data (including Manufacturing Data), business or financial information or information of any type whatsoever, in any tangible or intangible form, marketing reports, business plans, standard operating procedures, and procedures; that, in each case, are not generally known to the public.
1.69.    “Liability” shall have the meaning set forth in Section 9.7.a.
1.70.    “Losses” shall have the meaning set forth in Section 13.1.

1.71.    “MacroGenics” shall have the meaning set forth in the Preamble.

1.72.    “MacroGenics Change of Control” means, with respect to MacroGenics, (a) the acquisition of MacroGenics by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation in which the majority of the outstanding shares of MacroGenics are exchanged for securities or other consideration issued or provided, or caused to be issued or provided, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing MacroGenics’s jurisdiction of incorporation), unless MacroGenics’s shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity, (b) a sale of all or substantially all of the assets of MacroGenics to which this Agreement pertains, or (c) the execution by MacroGenics of a MacroGenics Third Party Exclusive Commercial License Agreement.

1.73.    “MacroGenics Change of Control Partner” means the entity engaging in a MacroGenics Change of Control.

1.74.    “MacroGenics Know-How” means all Know-How necessary or useful for the Commercialization of the Product that either: (a) is in MacroGenics’s possession and Control as of the Effective Date (“MacroGenics Pre-Existing Know-How”); or (b) after the Effective Date, (i) is independently developed by MacroGenics without use of any Eversana Confidential Information or Eversana Know-How, or (ii) is acquired by MacroGenics from a Third Party, and, in each case ((i) and (ii)), comes into MacroGenics’s possession and Control during the Term.

1.75.    “MacroGenics Patent Rights” means all Patent Rights Controlled by MacroGenics as of the Effective Date or during the Term that claim the composition, a method of making, a method of using, the sale or the importation of the Product.

1.76.    “MacroGenics Pre-Existing Know-How” shall have the meaning set forth in Section 1.74.

1.77.    “MacroGenics Technology” means MacroGenics Know-How and MacroGenics Patents.

1.78.    “MacroGenics Third Party Exclusive Commercial License Agreement” means an agreement between MacroGenics and a Third Party which includes an exclusive license to such Third Party or exclusive appointment of such Third Party to be responsible for the majority of the activities comprising the Commercialization Services (which may exclude

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distribution trade and channel management) for the Territory. MacroGenics’ retention of certain specified rights to Commercialize the Product in the Territory or the obligation to perform certain activities in connection with and in furtherance of such exclusive license shall not be construed as a non-exclusive license or non-exclusive appointment of such Third Party; provided, however, that if MacroGenics retains the right to sell, and book sales of, the Product in the Territory, such agreement shall not be considered a MacroGenics Third Party Exclusive Commercial License Agreement.

1.79.    “Manufacture” and “Manufacturing” mean all activities related to the manufacture of a pharmaceutical product for the Territory, including without limitation manufacturing for clinical use or commercial sale, as well as compliance with Applicable Laws relating to the foregoing activities, but expressly excludes activities related to Commercialization.

1.80.    “Manufacturing Data” means all data, information, material, and documentation developed or generated with respect to the Manufacturing of a pharmaceutical product, including manufacturing and control data and other data and documentation requested by or submitted to a Regulatory Authority.

1.81.    “Materials” means, collectively, the Promotional Materials and Other Materials.

1.82.    “Materials Review Process” shall have the meaning set forth in Section 4.3.i.

1.83.    “Medical Affairs Activities” means activities, including Medical Education Activities, occurring during Commercialization of the Product in connection with the following activities:[***].

1.84.    “Medical Education Activities” means activities designed to ensure or improve safe and appropriate medical use of, conduct medical education about, or further research regarding,

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the Product sold in the Territory or the associated disease states or conditions generally, including by way of example: [***].

1.85.    “Medical Science Liaisons” or “MSLs” means the Eversana Personnel designated as “Medical Science Liaisons” to engage in Medical Affairs Activities under the Commercialization Plan and having the qualifications and responsibilities set forth in the Commercialization Plan.

1.86.    “Net Profit” means Net Sales, less the following: [***].

1.87.    “Net Sales” means the gross amounts invoiced by or on behalf of MacroGenics and its Affiliates (including by Eversana or its Affiliates on behalf of MacroGenics), on sales of Products to Third Party purchasers, less the following deductions, if not previously deducted from the invoiced amount, to the extent attributable to the Product (“Net Sales Deductions”):

a.    Normal and customary trade, quantity, and prompt pay discounts (including initial launch stocking discounts, chargebacks and allowances) actually allowed;

b.    Amounts repaid or credited by reason of rejection, returns or recalls of Product, rebates or bona fide price reductions;

c.    Rebates and similar payments made with respect to the sales paid for by any Governmental Authority, including but not limited to Federal or state Medicaid, Medicare or similar state program;

d.    Redemption costs associated with any voucher, coupon, loyalty card or other co-pay assistance programs for the Product;

e.    Administrative fees paid during the relevant time period to group purchasing organizations, pharmacy benefit managers or other relevant customers;

f.    Service fees payable under any wholesaler agreement, distribution services agreement, inventory management agreement or similar agreement;

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g.    Taxes, tariffs, excises, customs duties, and/or other charges imposed by a Governmental Authority on the production, sales, import, delivery or use of the Product (including sales, use, excise and consumption taxes and value added tax);

h.    Deductions to gross invoice price of such Product required by Governmental Authorities, and the annual fee on branded prescription pharmaceutical manufacturers and importers under the Affordable Care Act (or, if MacroGenics has other marketed products in addition to the Product, a portion thereof based on an equitable allocation among the Product and all other products sold by MacroGenics);

i.    A reasonable reserve up to [***] of the amount invoiced to cover bad debt;

j.    The actual cost for transportation costs, distribution expenses, special packaging and related insurance charges; and

k.    Any other customary deductions that are consistent with both GAAP and MacroGenics’ actual practice (or its Affiliates’ or licensees’) at the time in calculating and reporting its actual product net sales throughout its businesses, provided that no item shall be deducted pursuant to this clause (k) if included in any another deduction provided for under this definition.

1.88.    “Net Sales Deductions” has the meaning provided in Section 1.87.

1.89.    “Non-Reimbursable Budget Overages” means, with respect to a particular calendar quarter during the Adjusted Revenue Sharing Period resulting in an [***] for such calendar quarter that is [***].

1.90.    “Other Materials” means any and all written, printed, graphic, electronic, audio, video or other materials to be used in connection with Commercialization activities for the Product (or disease state treated by the Product) in the Territory other than Promotional Materials, as developed and approved in accordance with Section 3.9. Other Materials includes Training Materials and materials to be used in connection with Medical Affairs Activities.

1.91.    “Other Reportable Information” means, other than Adverse Events, any communication or other information that is required to be reported by Eversana to MacroGenics in accordance with the training to be provided under this Agreement.

1.92.    “Out of Scope Services” shall have the meaning set forth in Section 3.7.

1.93.    “Overage” shall have the meaning set forth in Section 5.2.d.

1.94.    “Party” and “Parties” shall have the meaning set forth in the Preamble.

1.95.    “Pass-Through Costs” means amounts payable by Eversana to Third Parties in order to perform the Services, including, without limitation, (a) fees payable to Approved Subcontractors, (b) amounts payable to acquire materials or other resources, (c) travel expenses, and (d) expenses of the types listed under the heading “Pass-Through Expenses”

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in Exhibit G. For clarity, Pass-Through Costs shall not include [***] or, except as expressly set forth in clause (d) of the preceding sentence, amounts paid in connection with [***].

1.96.    “Patent Rights” shall mean patents and patent applications, including provisional applications, continuations, continuations-in-part, continued prosecution applications, divisions, substitutions, reissues, additions, renewals, reexaminations, extensions, term restorations, confirmations, registrations, revalidations, revisions, priority rights, requests for continued examination and supplementary protection certificates granted in relation thereto, as well as utility models, innovation patents, petty patents, patents of addition, inventor’s certificates, and equivalents in any country or jurisdiction.

1.97.    “Patient Access Programs” means programs to assist prescription fulfillment, [***] (the “Excluded Pharmacy Services”). For the avoidance of doubt, Excluded Pharmacy Services does not include any of the Patient Access Programs or services related to those programs as described in Exhibits A, B, and C. MacroGenics will enter into a separate agreement with a specialty pharmacy selected by MacroGenics to administer the Excluded Pharmacy Services, and Eversana will coordinate and work cooperatively with such specialty pharmacy, as necessary to fully implement the Excluded Pharmacy Services. The parties agree and understand that if MacroGenics chooses a specialty pharmacy to administer the Excluded Pharmacy Services that is an Affiliate of, controlled or operated by Eversana, such agreement will be entirely separate from the financial and other arrangements made hereunder and that this Agreement and the payments hereunder are not dependent in any way on the execution of a specialty pharmacy agreement with Eversana, or vice-versa.

1.98.    “PDMA” means the Prescription Drug Marketing Act of 1987, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder and in effect from time to time.

1.99.        “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including a Governmental Authority.

1.100.    “Phase 4 Study” means a clinical trial of a product which trial (a) is not required to be completed prior to obtaining marketing approval of such product; and (b) either (i) is required by the applicable Regulatory Authority as mandatory to be conducted on or after the marketing approval of such product, or (ii) is conducted voluntarily by MacroGenics or an investigator to enhance scientific knowledge of such product (e.g., providing additional

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drug profile, safety data or marketing support information, or supporting expansion of product labeling).

1.101.    “Pre-Approval Services” means the services set forth in Exhibit A to be performed by Eversana before the BLA Approval Date, as the same may be amended, modified or supplemented from time to time in accordance with Section 3.3.

1.102.    “Pre-Approval Service Fees” means the fees actually incurred by Eversana to perform the Pre-Approval Services according to the fee estimate and the fee structure set forth in
Exhibit A, as the same may be amended, modified or supplemented from time to time in accordance with Section 3.3. The Pre-Approval Services performed by a dedicated launch manager shall be at no cost to MacroGenics.

1.103.    “Premises” means Eversana’s corporate office and its warehouse facilities located at either: (a) 10887 Commerce Way, Unit B, Fontana, CA 92336; (b) 4550 and 4580 Mendenhall Road, Memphis, Tennessee 38141; (c) 5650 Challenge Drive, Memphis, TN 38118; or (d) such other facilities as Eversana and MacroGenics may mutually agree.

1.104.    “Prescribing Information” means the FDA-approved labeling for the Product.

1.105.    “Prior CDA” means the Confidential Disclosure Agreement, dated as of [***].

1.106.    “[***]” means [***].

1.107.    “Prior Quarter Adjustments” shall have the meaning set forth in Section 5.5.a.

1.108.    “Proceeding” shall have the meaning set forth in Section 12.3.c.

1.109.    “Product” means margetuximab.

1.110.    “Product Copyrights” means all copyrightable subject matter related to the Product included in the Prescribing Information, the Promotional Materials, the Training Materials or other Materials provided hereunder or otherwise authorized or approved by MacroGenics under this Agreement for use by Eversana in performing the Services.

1.111.    “Product Quality Complaint” means any and all manufacturing or packaging-related complaints related to the Product, including (a) any complaint involving the possible failure of the Product to meet any of the specifications for the Product, and (b) any dissatisfaction with the design, package or labeling of the Product.

1.112.    “Product Trademarks” means the Product-specific trademarks owned or Controlled by MacroGenics during the Term in the Territory, including any such Product-specific trademarks (a) used in the Prescribing Information, or (b) authorized or approved by MacroGenics for use in Promotional Materials, Training Materials, or other Materials relating to the Product that may be provided or generated hereunder; but, in each case, excluding the Corporate Trademarks.

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1.113.    “Product Training” means the Product-specific training program for Eversana Personnel conducted in accordance with the Commercialization Plan and Applicable Law, which may include, as determined by the JMC or set forth in the Commercialization Plan, training concerning [***].

1.114.    “Promotional Materials” means any and all written, printed, graphic, electronic, audio, video or other materials to be used in connection with any promotion activities for the Product in the Territory, as developed and approved in accordance with Section 3.9. For clarity, Promotional Materials may include materials such as detail aids, reprints, and advertisements, as applicable, as approved in accordance with Section 3.9.

1.115.    “Quarterly Invoice” shall have the meaning set forth in Section 5.2.a.

1.116.    “Rate Sheet” shall have the meaning set forth in Section 3.4.b(i).

1.117.    “Receiving Party” shall have the meaning set forth in Section 1.34.

1.118.    “Reconciled Reimbursed Commercial Costs” means, with respect to each calendar quarter occurring during the Adjusted Revenue Sharing Period, [***].

1.119.    “Reconciled Unreimbursed Commercial Costs” means, with respect to each calendar quarter occurring during the Adjusted Revenue Sharing Period, [***].

1.120.    “Refund Amount” shall have the meaning set forth in Section 5.2.c.

1.121.    “Regulatory Authority” means any national, federal, state, or local governmental or regulatory authority, agency, department, bureau, commission, council or other government entity located in the Territory, including FDA, Centers for Medicare and Medicaid Services (CMS), and the Office of Inspector General of the U.S. Department of Health and Human Services, regulating or otherwise (a) exercising authority with respect to the development, Manufacture, approval, registrations, licensing, or Commercialization of the Product in such regulatory jurisdiction in the Territory, or (b) having legal authority with respect to the exploitation of the Product in the Territory.

1.122.    “Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all clinical studies and tests, relating to the Product, and all data contained in any of the foregoing, including all

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Regulatory Authority approvals, regulatory drug lists, advertising and promotion documents and related FDA submissions and correspondence, adverse event files and complaint files and related FDA submissions.

1.123.    “Reimbursable Budget Overages” means, with respect to a particular calendar quarter during the Adjusted Revenue Sharing Period resulting in an Overage, the portion of the Overage for such calendar quarter to the extent attributable to:

a.    [***] as set forth in the Commercialization Plan and the Commercialization Budget; provided, that (i) the Commercialization Service Fees for such [***], and (ii) [***] as set forth in the Commercialization Plan and the Commercialization Budget [***]; or

b.        [***] set forth in the Commercialization Plan and the Commercialization Budget; provided, that the foregoing shall not apply to any [***].

1.124.    “Report Response Period” shall have the meaning set forth in Section 5.5.b.

1.125.    “Revenue Measurement Date” shall have the meaning set forth in Section 14.2.b.

1.126.    “Revenue Threshold” shall have the meaning set forth in Section 5.4.

1.127.    “Section 3.7 Notice” shall have the meaning set forth in Section 3.7.

1.128.    “Section 3.7 Proposal” shall have the meaning set forth in Section 3.7.

1.129.    “Services” means: (a) the day-to-day supervision and management by Eversana of the Commercialization of the Product in the Territory, including the Pre-Approval Services, the Commercialization Services, and the Functional Services; and (b) the Channel Management Services.

1.130.    “Term” shall have the meaning set forth in Section 14.1.

1.131.    “Territory” means the United States and all of its territories and possessions.

1.132.    “Third Party” means any Person other than MacroGenics, Eversana and their respective Affiliates.

1.133.    “Third Party Commercial Costs” shall have the meaning set forth in Section 3.7.

1.134.    “Third Party Royalties” means any and all royalties on sales of the Product in the Territory and other payments that directly attributable or allocable to the Product in the

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Territory that, in each case, MacroGenics is required to pay to a Third Party for a license under issued and unexpired Patent Rights controlled by such Third Party, which license is [***]. For clarity, Third Party Royalties [***].

1.135.    “Training Materials” means the materials [***] to be used in Product Training for Eversana Personnel regarding the Product, as approved pursuant to Section 3.9.

1.136.    “True-Up Amount” shall have the meaning set forth in Section 5.2.d.

1.137.    “3PL Agreement” shall have the meaning set forth in Section 3.11.

2.    APPOINTMENT AND LICENSE.

2.1.    Appointment. On and from the Effective Date and for the duration of the Term, MacroGenics hereby appoints Eversana to perform the Services, and Eversana hereby agrees to perform the Services, in accordance with this Agreement and Applicable Law.

2.2.    License Grant. Subject to the terms and conditions of this Agreement, MacroGenics hereby grants to Eversana:

a.    a co-exclusive (with MacroGenics), limited, non-transferable, non-sublicensable (except to Affiliates and Approved Subcontractors as permitted in accordance with Section 3.5), license (i) under the MacroGenics Technology to sell, have sold, offer for sale and otherwise Commercialize the Product in the Territory solely to the extent necessary for Eversana to perform its obligations and provide the Services under this Agreement, and
(ii) to use the Product Trademarks and Product Copyrights in connection with the Commercialization of the Product in the Territory solely to the extent necessary for Eversana to perform its obligations and provide the Services under this Agreement; and

b.    a non-exclusive, limited, non-transferable, non-sublicensable (except to Affiliates and Approved Subcontractors as permitted in accordance with Section 3.5), license to use the Corporate Trademarks in connection with the Commercialization of the Product in the Territory solely to the extent necessary for Eversana to perform its obligations and provide the Services under this Agreement.

2.3.    Retained Rights. Except as specifically set forth in this Agreement, Eversana shall have no other rights with respect to the Product, and for clarity, shall not promote, market or otherwise Commercialize the Product except as Eversana is expressly authorized to do under this Agreement. MacroGenics reserves and retains, for itself, its Affiliates and for any Third Party, all rights in and relating to the Product not expressly granted to Eversana under this Agreement.

2.4.    Other Rights and Obligations. Eversana acknowledges and agrees that, as between the Parties, MacroGenics owns all right, title and interest in and to (a) the Intellectual Property

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Rights in the Product, including the MacroGenics Technology, the Arising Product Know- How, the Product Trademarks, the Corporate Trademarks, and the Product Copyrights, and
(b) all Regulatory Documentation for the Product.

2.5.    Provision of Information and Materials. MacroGenics shall promptly provide to Eversana at Eversana’s request such reasonable and currently available information and materials in MacroGenics’ possession and Control relating to the Product as is necessary for Eversana to perform the Services in the Territory in accordance with the terms and conditions of this Agreement and Applicable Law.

2.6.    Assignment of Arising Product Know-How. As between the Parties, MacroGenics shall own all right, title and interest in the Arising Product Know-How. Eversana shall assign and hereby assigns (and shall cause any applicable Affiliate or Approved Subcontractor to assign) to MacroGenics all of its right, title and interest in and to the Arising Product Know-How arising out of Eversana’s (or its Affiliates’ or Approved Subcontractors’) activities under or in connection with this Agreement. Eversana agrees to (and shall cause any applicable Affiliate or Approved Subcontractor to) execute all documents and take all actions as are reasonably requested by MacroGenics to vest title to the Arising Product Know-How (and content) in MacroGenics (or its designated Affiliate). Upon MacroGenics reasonable request, Eversana shall provide copies of any tangible or electronic Arising Product Know- How specified in such request to MacroGenics.

3.    COMMERCIALIZATION

3.1.    Alliance Managers. Each Party shall designate a single person (each, an “Alliance Manager”) to oversee contact between the Parties for all matters related to Commercialization of the Product. The Alliance Managers shall: (a) function as a single point of contact in all substantive communications with the other Party; and (b) perform any other functions agreed by the Parties. Each Party may replace its Alliance Manager at any time by written notice to the other Party. The initial Alliance Managers are set forth on
Exhibit E.

3.2.    Overview of Roles and Responsibilities.

a.    Subject to the terms and conditions of this Agreement, Eversana shall perform the Services in accordance with the then-current Commercialization Plan and Commercialization Budget and the terms of this Agreement and shall be responsible for all costs incurred with respect thereto, subject to the reimbursement and payment obligations set forth in Article 5, Section 14.2.c and Section 14.2.f. Without limiting the foregoing, Eversana shall (i) employ a sufficient number of Eversana Personnel, and ensure that such Eversana Personnel devote the necessary time in promoting, marketing and providing market access for and otherwise Commercializing the Product in the Territory to meet the requirements of the Commercialization Plan, and (ii) perform promotional activities in accordance with the targeting and frequency requirements set forth in the Commercialization Plan.

b.    MacroGenics shall provide the functions and responsibilities set forth herein, including Product Manufacturing and obtaining and maintaining all regulatory approvals for the

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Product as required by Applicable Law for the Territory, and as is necessary for Eversana to provide the Services in accordance with this Agreement and Applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, MacroGenics makes no guarantee that BLA Approval will occur and that the Product will be Commercialized under this Agreement.

3.3.    Pre-Approval Services. In anticipation of BLA Approval and the Commercial Launch of the Product in the Territory, Eversana shall provide the Pre-Approval Services described on Exhibit A hereto. The Pre-Approval Services shall [***]. The Parties acknowledge and agree that, in [***] the Pre-Approval Services will be performed and the anticipated collaboration between the Parties with respect to the scope and timeline for the activities to be included in the Pre-Approval Services, (a) MacroGenics may update Exhibit A from time to time upon written notice to Eversana, subject to mutual written agreement on the applicable fees if not already addressed by the fee structure set forth on Exhibit A, and (b) although the Parties may discuss the status of Pre-Approval Services at the JMC, [***].

3.4.    Commercialization Plan and Commercialization Budget. Eversana shall Commercialize the Product for the approved indication(s) set forth in the label for the Product as part of the Services in accordance with an agreed Commercialization plan (as such plan may be amended from time to time in accordance with this Agreement, the “Commercialization Plan”), and a corresponding Commercialization budget (as such budget may be amended from time to time in accordance with this Agreement, the “Commercialization Budget”).

a.    Content of Commercialization Plan. The Commercialization Plan shall set forth in detail the activities and the timing and resource deployments necessary to Commercialize the Product in the Territory and otherwise perform the Commercialization Services, Functional Services and Channel Management Services, including, among other things:[***].

Eversana is responsible for all activities under the Commercialization Plan, except for those activities set forth in Exhibit D. The preliminary version of the Commercialization Plan is attached hereto as Exhibit F, which includes a high-level description of the Commercialization Services, Functional Services and Channel Management Services.

b.    Content of Commercialization Budget. The Commercialization Budget shall set forth a [***] of the fees and Pass-Through Costs corresponding to the activities set forth in the Commercialization Plan, including, among other things:

(i)    [***];

(ii)    the estimated Pass-Through Costs to be incurred in order to perform the Commercialization Services, Functional Services and Channel Management Services; and

(iii)    other supportive detail as reasonably requested by MacroGenics.

The Commercialization Budget shall be organized [***]. The preliminary version of the Commercialization Budget is attached hereto as Exhibit G, which includes a high-level
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estimate of the fees and Pass-Through Costs for the Commercialization Services, Functional Services and Channel Management Services, including Eversana’s current Rate Sheet for the types of services included in the Commercialization Services, Functional Services and Channel Management Services.

c.    Updates. Prior to Commercial Launch and on an annual basis thereafter [***], Eversana shall update each Commercialization Plan and Commercialization Budget for the following year. Additionally, Eversana shall update the Commercialization Budget [***]. Eversana shall submit such updated Commercialization Plans and Commercialization Budgets to the JMC for review and approval. [***], the JMC shall either approve the Commercialization Plan and Commercialization Budget prepared by Eversana or approve a modified Commercialization Plan and Commercialization Budget. Any proposed

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material changes to a previously approved Commercialization Plan or Commercialization Budget shall not take effect unless and until reviewed and approved by the JMC.

3.5.    Use of Affiliates and Third Party Subcontractors.

a.    Eversana shall have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates that have been previously disclosed to MacroGenics in writing; provided, that (a) any such Affiliate shall be bound by the obligations set forth in this Agreement, (b) any actions, omissions or conduct by such Affiliate shall be deemed to be actions, omissions or conduct of Eversana, and (c) Eversana shall remain responsible for the performance of its obligations under this Agreement.

b.    Eversana shall be permitted to utilize Third Party subcontractors or agents to perform the Services on Eversana’s behalf, subject to this Section 3.5.b. Eversana shall include in the Commercialization Plan and the Commercialization Budget the names of any Third Party subcontractors or agents that Eversana proposes to use to perform the Services, the specific Services to be performed by such Third Parties and the estimate for the cost of such Services, including all applicable Pass-Through Costs. The JMC shall have the right to review and approve (or modify) such portions of the Commercialization Plan and Commercialization Budget in accordance with Section 3.4c and Section 4.4. If Eversana desires to engage a Third Party subcontractor or agent to perform the Services outside of the regular process to update the Commercialization Plan and Commercialization Budget, then Eversana shall provide to the JMC in writing the name of such Third Party, the specific Services to be performed by such Third Party and the estimate for the cost of such Services, including all applicable Pass-Through Costs, and the JMC shall have the right to review and approve (or reject) the use of such Third Party in accordance with Section 3.4c and Section 4.4. The following terms and conditions shall apply with respect to any Third Party subcontractor or agent that has been approved by the JMC to perform the Services on Eversana’s behalf (an “Approved Subcontractor”): (a) each Approved Subcontractor shall be engaged pursuant to a written agreement consistent with the terms of this Agreement to the extent applicable to the Services to be performed by such Approved Subcontractor, including Section 2.6 and Article 11; (b) any actions, omissions or conduct by such Approved Subcontractor shall be deemed to be actions, omissions or conduct of Eversana; and (c) Eversana shall remain responsible for the performance of its obligations under this Agreement.

3.6.    Eversana Personnel and Training.

a.    In performing the Services, Eversana shall maintain an adequate number of qualified and trained (as specifically required by this Agreement) staff to execute the Services according to the Commercialization Plan and Commercialization Budget and as directed by the JMC. As part of the Commercialization Plan, Eversana shall designate the Eversana Personnel that will be exclusively performing promotional activities for the Product (the “Dedicated Eversana Personnel”).

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b.    The Commercialization Plan shall include [***].

c.    Eversana shall develop and provide all Training Materials for use hereunder; provided, that the content and format of all Training Materials shall be reviewed and approved by the JMC prior to any use, and the Training Materials shall at all times be in compliance with all applicable Legal Requirements. Eversana shall not use any materials in providing Product Training to Personnel other than the Training Materials reviewed and approved by the JMC. Eversana’s use of the Training Materials in connection with training Eversana Personnel under this Agreement shall be in compliance with the terms of this Agreement and the Commercialization Plan. MacroGenics shall own all copyrights and other right, title and interest in and to all Training Materials; provided, that Eversana may use the Training Materials solely for the purposes of performing its obligations under this Agreement and for no other purposes.

d.    Eversana shall maintain records related to Product Training [***]. Eversana shall maintain all such attendance records and other Product Training records, including copies of Training Materials used at each Product Training session.

3.7.    Use of Third Parties for Commercialization Support.

a.    If at any time during the Term, MacroGenics determines in good faith that:

(i)    Eversana’s performance of particular Commercialization activities for the Product [***];

(ii)    [***] for particular Commercialization activities for the Product being provided by Eversana [***]; or

(iii)    the scope of services required by MacroGenics for particular Commercialization activities for the Product in the [***],

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and, in any of such cases, MacroGenics desires [***], then MacroGenics shall first notify Eversana in writing of the alleged Deficiency and the basis therefor, the [***] (a “Section 3.7 Notice”).

b.    Within [***], Eversana may provide to MacroGenics a written proposal (a “Section 3.7 Proposal”) to [***], in each case, if Eversana desires to do so in its sole discretion. For clarity, Eversana shall have no obligation to provide any Section 3.7 Proposal. Any Section 3.7 Proposal that Eversana elects to provide shall, as applicable, set forth in reasonable detail (1) [***] set forth in the Section 3.7 Notice, (2) the basis for [***] set forth in the Section 3.7 Notice, or (3) [***] set forth in the Section 3.7 Notice and Eversana’s proposed fee structure relating thereto, as applicable. If (a) Eversana does not submit a Section 3.7 Proposal, (b) Eversana notifies MacroGenics that it is not interested in or able to provide the requested support, or (c) MacroGenics determines in its sole discretion that the Section 3.7 Proposal [***] set forth in the Section 3.7 Notice, or provide the [***], as applicable, then MacroGenics shall be entitled [***] and the Commercialization Plan and Commercialization Budget shall be updated accordingly; provided, however, that if any and all such Commercialization activities for which MacroGenics engages support from any and all such [***], then Eversana shall be entitled to reasonably [***] Eversana remains responsible for performing under this Agreement [***]. Any amounts paid to such Third Party vendor for such support will [***] and shall constitute “Third Party Commercial Costs” hereunder. For clarity, this Section 3.7 shall not apply to any Commercialization activities included under (i) Exhibit D or (ii) any services that are not included in the Services. Third Party Commercial Costs [***] of any the aforementioned activities included under (i) and (ii) of this sentence.

3.8.    [***]. [***].

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3.9.    Materials. Eversana will develop and produce all Materials to be used by Eversana as set forth in the Commercialization Plan, including Promotional Materials and, to the extent compliant with Applicable Laws, Other Materials. All information relating to the Product and MacroGenics provided by MacroGenics to Eversana for use in the Materials shall be accurate and complete in all material respects; provided, that MacroGenics [***]. Following formation of the JMC and prior to the adoption of the Materials Review Process, Eversana shall submit all Materials to the JMC for review and approval before they are used in the performance of the Services. Following the adoption of the Materials Review Process, Eversana shall submit all Materials for review and approval in accordance with the Materials Review Process. All Materials to be used by Eversana pursuant to this Agreement shall at all times be in compliance with Applicable Laws. MacroGenics shall own all Materials and all copyrights therein; provided, that Eversana may use the Materials solely for the purposes of performing its obligations under this Agreement and for no other purposes. Eversana shall promptly notify MacroGenics, and provide MacroGenics with a copy, of any correspondence or other report or complaint received by Eversana from any Regulatory Authority, including the FDA, or any Third Party claiming that any oral or written statements about the Product or any Materials are in violation of Applicable Law or that Eversana Personnel conducting promotion or other Commercialization activities under this Agreement are making statements or claims regarding the Product that are inconsistent with the Materials or permitted use of the Product under Applicable Law.

3.10.    No Registration of Trademarks and Copyrights. Eversana shall not use (other than in connection with the Services as approved by the JMC), seek to register or register, nor permit any of its Affiliates or Approved Subcontractors to use, seek to register or register, any trademark, service mark, name or logo, including as part of any domain name, social media handle or other identifiers, which is confusingly similar to, or a colorable imitation of, the Product Trademarks, Corporate Trademarks or Product Copyrights in any jurisdiction worldwide. [***].

3.11.    Channel Management Services. [***] of a channel management services agreement (the “3PL Agreement”) whereby Eversana shall [***]. The specific terms and conditions related to such Channel Management Services will be set forth in the 3PL Agreement entered into by the Parties. Notwithstanding the foregoing, the Parties acknowledge and agree that, even though the Channel Management Services will be set forth in the 3PL Agreement, the general terms and

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conditions set forth in this Agreement shall apply to such Channel Management Services except as expressly agreed otherwise by the Parties.

3.12.    Commercialization Covenants.

a.    Eversana hereby covenants to MacroGenics that, during the Term in the Territory, it, its Affiliates and the Eversana Personnel will not (i) promote the Product outside of the Territory, (ii) promote the Product other than in compliance with Applicable Law, or
(iii) disparage or present in a negative light the Product in the performance of its obligations hereunder; provided, that nothing herein shall be interpreted to preclude Eversana from
(x) describing any risks of the Product set forth in the label for the Product, or (y) making truthful statements about the Product to the extent required by Applicable Laws, in connection with any litigation or in response to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation.

b.    Eversana hereby covenants to MacroGenics that during the Term:

(i)    it will immediately remove any Eversana Personnel from having any responsibilities relating to promotion of the Product under this Agreement if required by Applicable Laws;

(ii)    it will promptly remove any Eversana Personnel from having any responsibilities relating to the promotion of the Product under this Agreement if, following an investigation, it is determined that there has been a significant violation of any Applicable Laws or the Sales and Promotion Policies by such Person; and

(iii)    it will not knowingly make any untrue or misleading statements or comments about the Product.

3.13.    Information Data Security Privacy. Eversana shall process, handle and store, and shall take the measures to ensure the security of, Sensitive Personal Information as provided in Exhibit H (Information) hereto.

4.    MANAGEMENT OF THE COLLABORATION
4.1.    Joint Management Committee. The Parties shall establish a committee (the “Joint Management Committee” or “JMC”) as more fully described in this Article 3.13. The JMC shall have review, oversight, and decision-making responsibilities for all Commercialization activities performed under this Agreement. Each Party agrees to keep the JMC informed of its progress and activities under this Agreement. The JMC shall convene at least once per calendar quarter, or more frequently as requested by either Party’s Alliance Manager, to discharge its responsibilities. The Alliance Managers shall meet at least once per month.

4.2.    Membership. The JMC shall be comprised [***]. Each Party may replace any or all of its representatives on the JMC at any time

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upon written notice to the other Party. Each representative of a Party shall have relevant expertise in pharmaceutical drug product Commercialization, and be suitable in seniority and experience and have been delegated the authority to make decisions on behalf of the applicable Party with respect to matters within the scope of the JMC’s responsibilities. Any member of the JMC may designate a substitute to attend and perform the functions of that member at any meeting of the JMC. MacroGenics shall designate a chairperson to oversee the operation of the JMC. Such chairperson shall confer with the Alliance Managers of both Parties prior to each JMC meeting to identify issues for review and discussion at each JMC meeting, and circulate a meeting agenda [***].

4.3.    Responsibilities. The JMC shall perform the following functions:

a.    oversee and guide the Services to be provided under this Agreement and confirm Eversana’s compliance with the Commercialization Plan;

b.    recommend, review and approve amendments or revisions to the Commercialization Plan and the Commercialization Budget;

c.    discuss the Services previously performed by Eversana and the Services to be performed by Eversana;

d.    discuss the actual costs incurred by Eversana and the Fees paid to Eversana under this Agreement as compared to the estimated budget set forth in the Commercialization Budget;

e.    review and discuss Eversana’s plans for selecting, training and supervising Eversana Personnel, including Eversana Personnel conducting promotional activities;

f.        review and discuss Eversana’s plans to promote the Product in the Territory in accordance with the Commercialization Plan;

g.    review and discuss Eversana’s [***] related to the Product;

h.    review and approve the Eversana Compliance/Review Policies;

i.    subject to Section 3.9, (i) review and approve Materials, and (ii) develop, adopt and oversee the implementation of a process for the review and approval of Materials, including any necessary legal, regulatory and medical review (the “Materials Review Process”);

j.    form such other subcommittees as the JMC may deem appropriate, provided that all actions and decisions of any such subcommittee shall be subject to the approval of the JMC;

k.    attempt to resolve any disputes on an informal basis; and

l.    perform such other functions as expressly set forth in this Agreement.
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The JMC shall further serve as a forum for discussion and shall perform such other functions agreed to by the Parties. A calendar quarterly business review will be presented by Eversana

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to the JMC. Any changes to the Commercialization Plan or Budget (e.g. Product pricing, marketing, distribution plan, etc.) shall require final approval from the JMC.

4.4.    Decisions. Except as otherwise provided herein, with respect to Commercialization of the Product, [***]. If the JMC cannot agree on a matter within its authority hereunder after it has met and attempted to reach such decision, then, either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. The Parties’ respective Executive Officers shall meet [***], and shall negotiate in good faith to resolve the matter. If the Executive Officers are unable to resolve the matter [***], then the issue shall be finally resolved by MacroGenics, unless the issue or decision increases Eversana’s aggregate annual financial or capital expenditures in excess of [***] of the annual aggregate amount set forth in the then- current and approved Commercialization Budget, in which event the issue shall be resolved [***]. The JMC shall have only such rights, powers and authority as are expressly delegated to it under this Agreement, and such rights, powers and authority shall be subject to the terms and conditions of this Agreement. The JMC shall not be a substitute for the rights of the Parties hereunder. Notwithstanding any other provision of this Agreement to the contrary, the JMC shall not have any right, power or authority: (a) to determine any issue in a manner that would conflict with the express terms and conditions of this Agreement; or (b) to waive, modify or amend the terms and conditions of this Agreement.

5.    Fees and Payments

5.1.    Pre-Approval Service Fees. MacroGenics shall be responsible for [***], Eversana shall invoice MacroGenics for the Pre-Approval Service Fees that were incurred during such month. MacroGenics shall pay each such invoice [***], provided that if MacroGenics in good faith disputes the invoiced amount or any portion thereof, MacroGenics shall provide written notice thereof, including the amount in dispute and MacroGenics’ basis for disputing such amount, and shall pay the undisputed portion of such invoice, in each case, [***]. The Parties shall promptly attempt in good faith to resolve such dispute.

5.2.    Reconciled Reimbursed Commercial Costs and Reconciled Unreimbursed Commercial Costs during the Adjusted Revenue Sharing Period.

a.    [***], Eversana shall invoice MacroGenics (each such invoice, a “Quarterly Invoice”) for fifty percent (50%) of the estimated fees and Pass-Through Costs allocated to such calendar quarter for the Commercialization Services, the Functional Services and Channel Management Services according to the Commercialization Budget (“Estimated Reimbursed Commercial Costs”). The remaining fifty percent (50%) of the estimated fees and Pass-Through Costs allocated to such calendar quarter shall be referred

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to herein as the “Estimated Unreimbursed Commercial Costs” and shall be the sole responsibility of Eversana, subject to the payment of any Refund Amounts or True-Up Amounts and Sections 14.2.c and 14.2.f.

[***]

5.3.    Reporting of Product Volume Sold. Unless otherwise agreed by the JMC, on a monthly basis, Eversana shall report to MacroGenics, [***]

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, the number of vials of the Product sold through Eversana’s distribution and pharmacy networks during such month.

5.4.    Sharing of Adjusted Net Revenue. Eversana shall be entitled to receive payments based on tiers of Adjusted Net Revenue (“Adjusted Revenue Share Payments”) in each calendar year (or portion thereof) during the Adjusted Revenue Sharing Period at the following incremental rates:

Annual Adjusted Net Revenue	Revenue Share Payment Percentage
On that portion of Adjusted Net Revenue in a calendar year [***]	[***]
On that portion of Adjusted Net Revenue in a calendar year [***]	[***]
On that portion of Adjusted Net Revenue in a calendar year [***]	[***]

By way of illustration, if Adjusted Net Revenue in a given calendar year is [***], Eversana would be entitled to receive an Adjusted Revenue Share Payment of [***], calculated as follows: [***].

When the total cumulative sum of all Reconciled Reimbursed Commercial Costs and Adjusted Revenue Share Payments equals one hundred twenty five percent (125%) of the total cumulative sum of Reconciled Reimbursed Commercial Costs and Reconciled Unreimbursed Commercial Costs (the “Revenue Threshold”), the consideration payable to Eversana for the performance of the Services shall convert to a fee-for-service arrangement under which MacroGenics shall pay to Eversana [***] for the Services performed during the remainder of the Term in accordance with the Commercialization Plan, [***] (the fees and costs payable under such arrangement, collectively, the “Fee-for-Service Fees”).

5.5.    Payment of Adjusted Revenue Payments.

a.    [***] the Adjusted Net Revenue Sharing Period, MacroGenics shall submit a written report to Eversana that provides the following information regarding such calendar quarter (“Adjusted Revenue Report”):

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(i)    total Net Sales, including the types and total amount of each type of Net Sales Deduction taken to calculate the total Net Sales;

(ii)    Third Party Commercial Costs;

(iii)    the Adjusted Revenue Share Payment due to Eversana and the calculations to support such amount;

(iv)    any adjustments to Net Sales from the prior calendar quarter; and

(v)    any adjustments to the Adjusted Revenue Share Payment from the prior calendar quarter and the calculations to support such amount (“Prior Quarter Adjustments”).

Concurrently with delivery of each Adjusted Revenue Report, MacroGenics shall pay to Eversana [***], in each case as calculated in such Adjusted Revenue Report. Eversana’s receipt and acceptance of any such payment shall be without prejudice to Eversana’s rights or MacroGenics’ obligations under Sections 5.5.b, 5.5.c, 5.5.d and 10.2.

b.    If Eversana in good faith disputes the amounts set forth in any Adjusted Revenue Report and paid by MacroGenics pursuant to Section 5.5.a, Eversana shall deliver written notice to MacroGenics of such dispute (“Disputed Report Response”) [***] Adjusted Revenue Report ([***], a “Report Response Period”). In each Disputed Report Response, Eversana shall state the basis(es) of its dispute(s), identify the specific aspects of such Adjusted Revenue Report with which it disagrees or that it believes are incorrect and provide what it deems to be the proper calculation of the Adjusted Revenue Share Payment and/or Prior Quarter Adjustments. If Eversana fails to submit a Disputed Report Response with respect to an Adjusted Revenue Report before the expiration of the applicable Report Response Period, such Adjusted Revenue Report shall be deemed to have been accepted by Eversana, provided that such deemed acceptance shall be without prejudice to Eversana’s rights or MacroGenics’ obligations under Section 10.2.

c.    [***] Disputed Report Response disputing an Adjusted Revenue Report, MacroGenics shall respond to Eversana in writing as to whether it accepts or rejects such Disputed Report Response. If MacroGenics accepts such Disputed Report Response, it shall pay to Eversana the difference between the amount that Eversana claims is actually due for the applicable calendar quarter as set forth in such Disputed Report Response and the amount paid by MacroGenics to Eversana for such calendar quarter pursuant to Section 5.5.a. If MacroGenics disagrees with such Disputed Report Response, MacroGenics shall state in its response the basis(es) of its rejection(s) and identify the specific aspects of the Disputed Report Response with which it disagrees or believes is incorrect.

d.    The Parties shall rely on the dispute resolution procedures provided in Section 16.3 to resolve disagreements regarding an Adjusted Revenue Report for which Eversana has

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issued a Disputed Report Response and MacroGenics has rejected such Disputed Response Report.

5.6.    Payment of Fee-for-Service Fees. Following achievement of the Revenue Threshold, [***], Eversana shall submit a report to MacroGenics that details the Services performed during such calendar quarter and an invoice for the Fee-for-Service Fees due with respect thereto. MacroGenics shall pay each such invoice [***], provided that if MacroGenics in good faith disputes the invoiced amount or any portion thereof, MacroGenics shall provide written notice thereof, including the amount in dispute and MacroGenics’ basis for disputing such amount, and shall pay the undisputed portion of such invoice, in each case, [***]. The Parties shall promptly attempt in good faith to resolve such dispute.

5.7.    Taxes. The amounts payable by a Party to the other Party pursuant to this Agreement shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 5.7, the receiving Party shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from payments and remitted by the paying Party) levied on account of, or measured in whole or in part by reference to, any payments it receives. The paying Party shall deduct or withhold from the payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if the receiving Party is entitled under any applicable tax treaty to a rate reduction of, or the elimination of, applicable withholding tax, it may deliver to the paying Party or the appropriate Governmental Authority (with the assistance of the paying Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the paying Party of its obligation to withhold such tax and the paying Party shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that the paying Party has received evidence, in a form satisfactory to the paying Party, of the receiving Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) [***]. If, in accordance with the foregoing, the paying Party withholds any amount, it shall pay to the receiving Party the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to the receiving Party proof of such payment [***].

5.8.    Fee Increases. [***], Eversana shall have the right to increase any then-current transaction or monthly fees for a Service provided under this Agreement (excluding Services compensated on an FTE basis) by [***]; provided, that unless MacroGenics’ provides its written consent, in no event shall such percentage increase [***].

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5.9.    Fee Structure.

a. The Parties agree that, with respect to the fees for the Services set forth in the Commercialization Plan: (a) the fees charged by Eversana to MacroGenics hereunder shall be [***]; (b) upon the request of MacroGenics, Eversana shall provide supporting documentation relating to Approved Subcontractors and Pass-Through Costs; (c) for any Service that utilizes shared resources across multiple clients of Eversana, Eversana agrees to charge MacroGenics [***]; and (d) Eversana shall not double count Fees that are charged to MacroGenics [***].

6.    REGULATORY MATTERS

6.1.    Ownership of Regulatory Documentation and Approvals. MacroGenics is solely responsible for and owns all right, title and interest in and to all Regulatory Documentation concerning the Product, including any BLA Approval, and all information contained therein.

6.2.    Responsibility for Regulatory Approvals and Regulatory Communications.

a.    MacroGenics has the sole right and responsibility for obtaining and maintaining all regulatory approvals, including BLA Approvals, for the Product, and for complying with all regulatory reporting obligations with respect to the Product.

b.    MacroGenics has the sole right and obligation to: (i) make any communications, reports, submissions and responses to FDA concerning the Product, including by reporting Adverse Events, Other Reportable Information, Field Alerts, and other Regulatory Documentation; and (ii) take any action (including any investigations) and conduct all communications with all Third Parties that relate to all Product Quality Complaints or complaints related to tampering or contamination with respect to the Product, Adverse Events, Other Reportable Information and Field Alerts with respect to the Product; provided, however, that Eversana shall be responsible for any communications, reports, submissions or responses to Regulatory Authorities that it may be required to make under Applicable Law in connection with performing the Services; and provided, further that Eversana shall, to the extent permitted by Applicable Law, provide MacroGenics with (x) reasonable advance written notice of, and an opportunity to discuss in good faith, any proposed communication with FDA in advance thereof with respect to the Product or any activities of MacroGenics hereunder, or (y) written notice to MacroGenics of any communication with FDA concerning the Product or any activities of MacroGenics hereunder promptly following such communication and attach copies of such communication (whether by FDA or Eversana) to such notice. Notwithstanding the above, all investigations of Eversana employees or agents related to employment matters and Eversana internal policies and procedures may be conducted independently (with prompt notice to MacroGenics) by Eversana, and investigations relating to the Product or potential violations of Applicable Law shall be conducted in collaboration with MacroGenics.

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c.    Eversana shall cooperate with reasonable requests by MacroGenics and assist MacroGenics in connection with: (i) preparing any and all reports to FDA concerning the Product; (ii) preparing and disseminating all communications to Third Parties concerning the Product; and (iii) investigating and responding to any Product Quality Complaint, Adverse Event, Other Reportable Information, Field Alert, or other compliance inquiry or investigation related to the Product. Except as expressly set forth in Section 6.2.b above, MacroGenics is solely responsible for any and all communications with a Governmental Authority and for ensuring that all such communications comply with Applicable Laws. For purposes of clarification, MacroGenics shall be responsible for any and all regulatory reporting requirements including but not limited to aggregate spend reporting, reporting required by any State, as applicable, and pursuant to the disclosures required under the Patient Protection and Affordable Care Act (“PPACA”), even if there are joint disclosure obligations; [***], MacroGenics shall provide Eversana with confirmation that such disclosures were properly made. MacroGenics is also solely responsible for: (x) all state and other municipal disclosures, including those related to drug samples, marketing expenses, product pricing, etc., and (y) all state and local municipal disposal laws related to the Product. Eversana shall reasonably cooperate with and assist MacroGenics, as reasonably requested in connection with such reporting requirements, including by providing MacroGenics, on a monthly basis, with details of Eversana’s aggregate spending in connection with the Services provided hereunder, to allow MacroGenics to comply with the reporting requirements set forth above.

d.    MacroGenics shall be responsible for (i) making statements, whether written, oral or electronic, to Third Parties regarding Product Quality Complaints, Adverse Events, Other Reportable Information, Field Alerts, or other compliance inquiries or investigations with respect to the Product, and (ii) taking any action concerning any Regulatory Authority approval under which the Product is sold. For clarification, in the event Eversana becomes aware of a Product Quality Complaint, Adverse Event, Other Reportable Information, Field Alert, or other compliance inquiry or investigation with respect to the Product, Eversana is only responsible for informing the Third Party that information in respect thereof has been or will be conveyed by Eversana to MacroGenics.

6.3.    Adverse Events, Other Reports and Threatened Governmental Authority Action.

a.    Eversana shall report to MacroGenics [***]:

i.    an Adverse Event or Other Reportable Information associated with the use of the Product or information in or coming into its possession or control concerning such Adverse Event or Other Reportable Information;

ii.    information that might necessitate the filing by MacroGenics of a Field Alert;

iii.    information relating to an actual or threatened recall of the Product; or

iv.    any Product Quality Complaint associated with the use of the Product.

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All such reports shall be made to the attention [***]. MacroGenics may update the individual to whom such reports shall be made by providing written notice thereof to Eversana.

b.    Unless restricted or prohibited by Applicable Law or Governmental Authority, Eversana shall promptly notify MacroGenics if it receives information regarding any threatened or pending action regarding the Product by any Governmental Authority in the Territory.

c.    All training materials regarding Adverse Events, Other Reportable Information, Field Alerts and Product Quality Complaints to be utilized by Eversana in connection with its provision of the Services shall either be provided by MacroGenics to Eversana or, to the extent Eversana prepares such materials, shall be approved by MacroGenics. These training materials shall include the contact number and method of transferring potential reports and any specific product information related to the Product.

7.    PRODUCT MATTERS

7.1.    Orders for Product; Terms of Sale; Returns. All sales will be recorded in MacroGenics’s name. MacroGenics shall have the ultimate responsibility and right to take, accept, reject or cancel orders, fill orders and establish and modify the terms and conditions of the sale of the Product (including with regard to any patient assistance programs and returns), subject to compliance with the approved Commercialization Plan and all action plans previously approved by the JMC. Notwithstanding the foregoing, Eversana shall have the day-to-day responsibility and right to take, accept, reject or cancel orders, and fill orders so long as such actions are consistent with the approved Commercialization Plan, Commercialization Budget and all action plans previously approved by the JMC.

7.2.    Returned Product. Eversana shall notify MacroGenics of any returned Product, cooperate with MacroGenics regarding the handling of such Product, and follow such other Product return procedures as set forth in the 3PL Agreement.

7.3.    Recalled Product. Each Party shall promptly notify the other Party in writing of any facts relating to the advisability of the recall, withdrawal or withholding from the market of the Product in the Territory. MacroGenics shall have the sole responsibility and right to determine if any recall, withdrawal or other form of market action is necessary with respect to the Product and shall be solely responsible for taking all actions to effect such recall, withdrawal or market action. At MacroGenics’s request, Eversana will cooperate with MacroGenics regarding MacroGenics’s handling of any recalls, withdrawals or similar market actions. MacroGenics shall be responsible for all costs incurred in connection with any recalls, withdrawals or market actions concerning the Product except that Eversana shall be responsible for such costs to the extent such recalls, withdrawals or market actions are caused by Eversana’s negligence, failure to comply with Applicable Law, or breach of this Agreement.

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8.    COMPLIANCE MATTERS

8.1.    Obligation to Notify. Each Party shall promptly notify the other Party upon becoming aware of any potential breach or potential violation by such Party’s employees of the Anti- Corruption Laws in the performance of such Party’s obligations under this Agreement and shall take such steps as the Parties may reasonably agree to avoid a potential violation of the Anti-Corruption Laws in the performance of obligations under this Agreement.

8.2.    Compliance with Law and Ethical Business Practices. In addition to the other representations, warranties and covenants made by each Party under this Agreement, each Party hereby represents, warrants and covenants to the other Party that, during the Term in the Territory:

a.    it is, and will remain during the Term, licensed, registered and/or qualified under Applicable Law to do business, and has obtained such licenses, consents, authorizations or completed such registrations or made such notifications as may be necessary or required by Applicable Law to perform its obligations under this Agreement;

b.    it will perform its obligations under this Agreement in material compliance with this Agreement (including, with respect to Eversana, the Commercialization Plan), Applicable Laws (including the FD&C Act, the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA), and such Party’s Applicable Compliance/Review Policies and/or any agreed to compliance related policies or procedures governing Commercialization; and

c.    with respect to the Product and any payments or Services provided under this Agreement, such Party has not taken, and during the Term will not take, any action, directly or indirectly, to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official in order to gain an improper advantage, and has not accepted, and will not accept in the future such payment.

8.3.    Additional Eversana Covenants. In addition to the other representations, warranties and covenants made by Eversana under this Agreement, Eversana hereby represents, warrants and covenants to MacroGenics that, during the Term in the Territory:

a.    Eversana has implemented and will maintain and enforce a compliance and ethics program designed to prevent and detect violations of Applicable Laws throughout its operations (including Affiliates) and the operations of Eversana Personnel that have responsibility for the payments or the Services provided under this Agreement, including by implementing policies and procedures setting out rules governing interactions with HCPs and Government Officials; the engagement of Third Parties, and where appropriate, due diligence; and the investigation, documentation, and remediation of any allegations, findings, or reports related to a potential violation of its Applicable Compliance/Review Policies. Such compliance program shall include at a minimum, compliance officer,

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compliance committee(s), policies and procedures relating to (i) sales, medical, promotional and marketing activities for the Product, (ii) regular auditing and monitoring,
(iii)    training on sales, medical, promotional and marketing activities and the relevant legal requirements regarding such activities, (iv) methods to raise questions or concerns internally (e.g., via a hotline) without fear of retribution or retaliation, (v) processes for investigating and documenting any compliance concerns or allegations raised, findings or reports related to a potential violation of Applicable Laws, and (vi) taking remedial, corrective action and/or disciplinary action, as appropriate;

b.    in the event that Eversana receives a report of or otherwise becomes aware of a potential violation of its Applicable Compliance/Review Policies, Eversana will perform an investigation in accordance with its established policies and procedures and will take all necessary and appropriate responsive, and corrective actions, including disciplinary actions (up to and including termination of any employee, contractor, agent, sub-contractor, customer, vendor or other Person that Eversana believes was responsible);

c.    Eversana has implemented, and will at all times during the Term maintain, adequate policies and procedures describing the materials and information that may be distributed or discussed by the Eversana Personnel related to the Product and the manner in which such Persons should handle unsolicited requests for information related to off-label uses of the Product, which policies and procedures shall be designed to ensure compliance with Applicable Laws;

d.    Eversana regularly reviews its Applicable Compliance/Review Policies as part of its internal processes of improvement, and, from time to time, benchmarks them against the standards of the industry;

e.    Eversana has implemented, and will at all times during the Term maintain, adequate systems, policies, and procedures to screen before hire and annually thereafter all prospective and current Eversana Personnel conducting activities with respect to the Product against (i) the List of Excluded Individuals/Entities compiled by the Office of the Inspector General in the Department of Health and Human Services and (ii) the General Services Administration’s List of Parties Excluded from Federal Programs, which policies and procedures require Eversana’s prospective and current Eversana Personnel conducting activities with respect to the Product to disclose immediately to Eversana that such Representative is or may become debarred, suspended or excluded;

f.    in connection with this Agreement, Eversana’s compensation system for the Eversana Personnel that perform any marketing, promotion or sales activities related to the Product is designed to ensure that financial incentives do not inappropriately motivate such Eversana Personnel to engage in improper or illegal promotion, sales or marketing of the Product (including off-label promotion of the Product); and

g.    in connection with this Agreement, Eversana’s call planning system for the Eversana Personnel that call upon HCPs or health care institutions for any promotional or sales activities related to the Product is designed to ensure that such Eversana Personnel do not

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call upon HCPs or health care institutions that are not likely to prescribe or use the Product for an on-label use.

8.4.    Notice of Investigations. Each Party shall promptly notify the other Party in the event that it becomes subject to or aware of any FDA or other Governmental Authority inspection, investigation, or other inquiry or a FDA warning letter, untitled letter, or other material governmental notice or communication relating to the Services or the Product promptly after the Party becomes aware of such inspection, investigation, inquiry, letter, notice, or communication, except to the extent that the disclosing Party’s counsel reasonably believes that such disclosure to the other Party could violate Applicable Laws (including privacy laws) or have a significant adverse impact on the disclosing Party’s legal position or defense (including the loss of attorney-client privilege) with respect to any such inspection, investigation or other inquiry. In the event that the Party determines that disclosure could violate Applicable Laws (including privacy laws) or have a significant adverse impact on the disclosing Party’s legal position or defense (including the loss of attorney-client privilege), the Party shall promptly notify the other Party that it is exercising its right not to make such disclosure.

9.    INDEPENDENT CONTRACTOR

9.1.    Independent Contractor Status. The status of each Party under this Agreement shall be that of an independent contractor. Except as otherwise set forth herein, neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any Person that it has any such right or authority.

9.2.    Eversana and its directors, officers, employees and any persons providing Services under the Agreement are at all times independent contractors with respect to MacroGenics. Persons provided by Eversana to perform the Services shall not be deemed employees of MacroGenics. Neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between Eversana, its directors, officers, employees and any persons providing Services under this Agreement, on the one hand, and MacroGenics, on the other hand. MacroGenics understands that Eversana may utilize independent contractors in connection with its performance of the Services, subject to Section 3.5.

9.3.    Eversana is, and at all times shall remain, solely responsible for the human resource and performance management functions of all Eversana personnel provided to perform the Services. Eversana shall be solely responsible for all disciplinary, probationary and termination actions taken by it, and for the formulation, content and dissemination of all employment policies and rules (including written disciplinary, probationary and termination policies) applicable to its employees, agents and contractors, including its employees, agents and contractors who perform the Services hereunder.

9.4.    Eversana shall obtain and maintain worker’s compensation insurance and other insurance required for Eversana Personnel and acknowledges that under this Agreement MacroGenics does not, and shall not, obtain or maintain such insurance, all of which shall be Eversana’s sole responsibility.

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9.5.    The Parties agree that Eversana Personnel are not, and are not intended to be or be treated as employees of MacroGenics and that no such individual is, or is intended to be, eligible to participate in any benefits programs or in any MacroGenics “employee benefit plans” (as defined in Section 3(3) of ERISA).

9.6.    Except as otherwise set out in this Agreement, MacroGenics shall have no responsibility to Eversana or any Eversana Personnel for any compensation, expense reimbursements or benefits (including, without limitation, vacation and holiday remuneration, healthcare coverage or insurance, life insurance, pension or profit-sharing benefits and disability benefits, payroll-related or withholding taxes, or any governmental charges or benefits (including, without limitation, unemployment and disability insurance contributions or benefits and workers compensation contributions or benefits) that may be imposed upon or be related to the performance by Eversana or its employees, agents or contractors of Eversana’s obligations under this Agreement, all of which shall be the sole responsibility of Eversana. To clarify, MacroGenics will not withhold any income tax or payroll tax of any kind on behalf of Eversana.

9.7.    Limitations.

a.    Notwithstanding anything to the contrary in this Article 9, Eversana shall have no obligation or responsibility for any damages, liability, loss and costs, including but not limited to attorney’s fees (collectively, “Liability”) to the extent such Liability is attributed to either: (i) discriminatory and/or intentional acts of MacroGenics, its employees, agents or contractors; or (ii) any benefits payable under any MacroGenics benefit plan, including any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar fringe or employee benefit plan, program or arrangements that may be sponsored at any time by MacroGenics that cause, or are either alleged to cause or interpreted by any court or Governmental Authority to cause, any Eversana Personnel to be reclassified as an employee of MacroGenics. In the event any Liability is alleged against Eversana or its employees that is attributable to MacroGenics (as set forth in clauses (i) and (ii) of this Section 9.7.a), MacroGenics shall indemnify, defend, and hold harmless Eversana and its directors, officers, employees and contractors.

b.    Notwithstanding anything to the contrary in this Article 9, MacroGenics shall have no obligation or responsibility for any Liability to the extent such Liability is attributed to either: (i) discriminatory and/or intentional acts of Eversana, its employees, agents or contractors; or (ii) any benefits payable under any Eversana benefit plan, including any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar fringe or employee benefit plan, program or arrangements that may be sponsored at any time by Eversana that cause, or are either alleged to cause or interpreted by any court or Governmental Authority to cause, any MacroGenics personnel to be reclassified as an employee of Eversana. In the event any Liability is alleged against MacroGenics or its employees that is attributable to Eversana (as set forth in clauses (i) and (ii) of this Section 9.7.b), Eversana shall indemnify, defend, and hold harmless MacroGenics and its directors, officers, employees and contractors.

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10.    STATEMENTS, RECORD-KEEPING AND AUDITS

10.1.    MacroGenics Records. MacroGenics shall keep complete and accurate books and records of Net Profits (including all amounts used to calculate Net Profits), Adjusted Net Revenue, Revenue Share Payments and all other financial information necessary to determine the payments to be made under this Agreement. MacroGenics shall keep such books and records, or shall cause such books and records to be kept, for a period [***]. All financial books and records kept by MacroGenics hereunder shall be maintained in accordance with GAAP, consistently applied.

10.2.    Audits of MacroGenics. At the request of Eversana, MacroGenics shall, and shall cause its Affiliates to, permit an independent auditor designated by Eversana, at reasonable times and upon at least [***] prior notice, to audit the books and records maintained pursuant to Section 10.1 to ensure the accuracy of all calendar quarterly reports and payments made hereunder. Each such audit may occur [***] and [***]. Eversana may exercise its audit right during the Term [***]. The cost of any such audit shall be borne by Eversana unless the audit reveals that Eversana has been underpaid [***], in which case MacroGenics shall reimburse Eversana for any third party costs reasonably incurred in connection with the audit, [***].

10.3.    Eversana Records. Eversana shall keep, or shall cause to be kept, complete and accurate books and records (financial and otherwise) pertaining to the performance of the Services, including with respect to regulatory and compliance matters and any amounts used to calculate the Fees, in sufficient detail to verify compliance with its obligations hereunder and to calculate and verify all amounts payable hereunder. Eversana shall keep such books and records, or shall cause such books and records to be kept, [***]. All financial books and records kept by Eversana hereunder shall be maintained in accordance with GAAP, consistently applied.

10.4.    Audits of Eversana. At the request of MacroGenics, Eversana shall, and shall cause its Affiliates to, permit an independent auditor designated by MacroGenics, at reasonable times and [***], to audit the books and records maintained pursuant to Section 10.3 to ensure Eversana’s compliance with this Agreement, including the accuracy of all reports and payments made hereunder. Each such audit [***]; provided, that if any such audit reveals that Eversana is or was not in material compliance with Applicable Law or the Eversana Compliance/Review Policies with respect to the performance of its obligations under this Agreement, MacroGenics shall have the right to conduct such additional audits as may be reasonably required by MacroGenics to determine whether Eversana has appropriately remedied such non-compliance. MacroGenics may exercise its audit right during the Term and [***]. The cost of such audit shall be borne by MacroGenics unless the audit reveals that Eversana has been overpaid as a result of an

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inaccuracy in Eversana’s reports to MacroGenics [***], in which case Eversana shall reimburse MacroGenics for any third party costs reasonably incurred in connection with the audit, [***].

11.    CONFIDENTIALITY

11.1.    Maintaining Confidentiality. Confidential Information disclosed under this Agreement shall remain the property of the Disclosing Party. At all times during the Term [***], the Receiving Party shall use the Confidential Information solely for the purposes set forth in this Agreement and shall not disclose such Confidential Information to any Third Party except as permitted under this Agreement or with the Disclosing Party’s prior written consent. The Receiving Party shall use at least the same care for maintaining confidentiality of the Confidential Information as it uses to maintain the confidentiality of its own Confidential Information of similar value, but in no event less than commercially reasonable measures within the pharmaceutical industry.

11.2.    Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party that the Receiving Party can demonstrate by competent evidence:

a.    was in the Receiving Party’s possession and at its free disposal prior to disclosure by the Disclosing Party;

b.    was in the public domain at the time of disclosure by the Disclosing Party;

c.    subsequently comes into the public domain through no fault, action or omission of the Receiving Party in breach of this Agreement;

d.    becomes available to the Receiving Party without any obligation of confidentiality from a Third Party that is not known to have a confidentiality obligation to the Disclosing Party; or

e.    was developed independently by the Receiving Party without use of or reliance on any Confidential Information disclosed or furnished by the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously-maintained written records.

11.3.    Authorized Disclosure. The Receiving Party may disclose Confidential Information, including the Agreement Details, to the extent that such disclosure is:

a.    to its directors, officers, employees, advisers, consultants, attorneys, auditors, agents, contractors, or representatives that reasonably need to know the information for the purposes set out in this Agreement, and who are subject to obligations of confidentiality and non-use substantially as protective as those set forth in this Agreement;

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b.    to its Affiliates, including their directors, officers, employees, advisors, consultants, agents, contractors or representatives, to the extent they reasonably need to know the information for the purposes set out in this Agreement, and who are subject to confidentiality and non- use obligations substantially as protective as those set forth in this Agreement;

c.    to its directors, officers, employees, advisers, consultants, legal counsel or auditors who need to know the Confidential Information for the purpose of the Receiving Party’s internal compliance or auditing functions and who are subject to obligations of confidentiality and non-use substantially as protective as those set forth in this Agreement;

d.    [***], who are subject to confidentiality and non-use obligations substantially as protective as those set forth in this Agreement; except that with respect to Third Party investors, under obligations of confidentiality and non-use that are typical for the circumstances;

e.    [***] who are subject to obligations of confidentiality and non-use substantially as protective as those set forth in this Agreement;

f.    as required by laws, rules of public stock exchanges or court orders, provided that the Receiving Party may disclose only such portion of the Confidential Information as is legally required, and provided further that (i) the Receiving Party shall provide the Disclosing Party with as much advance written notice of such requirement as is reasonably possible and a reasonable opportunity to object to or limit such disclosure, and (ii) at the Disclosing Party’s request and expense, cooperates with the Disclosing Party’s lawful efforts to contest such requirement or to obtain a protective order or other confidential treatment of the Confidential Information required to be disclosed. The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with any securities authority or other Governmental Authority or any stock exchange on which securities issued by a Party or its Affiliate are traded, and each Party will use reasonable efforts to seek and obtain confidential treatment for the terms proposed to be redacted; provided, that nothing herein shall prevent a Party from making disclosures to any securities authority or stock exchange, as the case may be, to the extent such Party determines, on the advice of legal counsel, that disclosure is reasonably necessary to comply with Applicable Laws, including disclosure requirements of the U.S. Securities and Exchange Commission, or with the requirements of any stock exchange on which securities issued by a Party or its Affiliates are traded; and provided further that the Parties will use their reasonable efforts to file redacted versions with any Governmental Authorities which are consistent with redacted versions previously filed with any other Governmental Authority.

11.4.    Return or Destruction of Confidential Information. On or after the effective date of the expiration or termination of this Agreement for any reason, at the Disclosing Party’s written

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request, the Receiving Party shall either, with respect to Confidential Information to which such Receiving Party does not retain rights under the surviving provisions of this Agreement:
(b)    promptly destroy all copies of such Confidential Information in the possession or control of the Receiving Party and confirm such destruction in writing to the Disclosing Party; or
(c)    promptly deliver to the Disclosing Party, at the Receiving Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the Receiving Party. Notwithstanding the foregoing, the Receiving Party shall be permitted to retain such Confidential Information (i) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes, and (ii) any computer records or files containing such Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 11.1.

11.5.    Use of Name and Disclosure of Agreement Details.

Subject to this Section 11.5, except as necessary to perform a Party’s obligations under this Agreement or as expressly permitted under this Agreement, each Party (a) shall keep the existence, terms, and the subject matter (including the applicable transactions) covered by this Agreement confidential and shall not disclose such information to any other Person through a press release or otherwise, and (b) shall not mention or otherwise use the name or any trademark of the other Party or its Affiliates in connection with this Agreement, in each case ((a) and (b)), without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld, conditioned or delayed). The restrictions imposed by this Section 11.5 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by Section 11.3f. Nor shall the restrictions imposed by this Section 11.5 prohibit either Party from announcing this Agreement to the public promptly following the Effective Date, including such key terms and other items appropriate for such a public release, in each case subject to the written consent of the other Party, which shall not be unreasonably withheld. Further, the restrictions imposed on each Party under this Section 11.5 are not intended, and shall not be construed, to prohibit a Party from (x) identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 11, or (y) disclosing (i) information for which consent has previously been obtained, and (ii) information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which ((i) and (ii)) shall not require advance approval.

12.    REPRESENTATIONS AND WARRANTIES

12.1.    Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date:

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a.    it is duly organized, validly existing in good standing under the laws of the place of its establishment or incorporation;

b.    it has full authority to enter into this Agreement and to perform its obligations under this Agreement and the provisions of this Agreement are legally binding upon it from the Effective Date;

c.    its execution of this Agreement and performance of its obligations under it will not violate
(i)    any provision of its business license, articles of incorporation, articles of association or similar organizational documents; (ii) any Applicable Laws or any authorization or approval from a Governmental Authority; and (iii) any contract to which it is a party or to which it is subject, or result in a default under any such contract;

d.    no lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, threatened against it that would affect its ability to perform its obligations under this Agreement;

e.    it has not been debarred and is not subject to debarment pursuant to Section 306 of the Act or who is the subject of a conviction described in such section;

f.    it and its Affiliates are in compliance with (x) the PhRMA Code on Interactions with Healthcare Professionals and (y) all state codes or requirements that limit or regulate interactions with HCPs;

g.    it has not been debarred, suspended or excluded from any federal health care program, including Medicare, Medicaid and the Civilian Health and Medical Program of the Uniformed Services. If it or any of its employees who are involved in performing the Services or working with the other Party in connection with the program described herein, is debarred, suspended or excluded during the Term or such Party reasonably believes debarment, suspension or exclusion is contemplated, such Party shall immediately notify the other Party in writing upon it becoming aware of such debarment, suspension or exclusion. If a Party is so debarred, suspended or excluded, or in the case of any employee of such Party who is debarred, suspended or excluded, if the applicable Party permits such employee to continue to perform any Services or work on the program described herein, then the other Party shall have the right to terminate this Agreement upon written notice to such Party. Any termination of this Agreement pursuant to this Section 12.1.g shall be treated as a termination by the terminating Party pursuant to Section 14.2.d as if the other Party had committed a material breach, except that in such event no cure period shall apply and the terminating Party shall have the right to effect such termination immediately upon written notice to other Party; and

h.    it will comply in all material respects with Applicable Laws in performing its obligations and exercising its rights hereunder.

12.2.    MacroGenics Representations and Warranties. MacroGenics represents and warrants to Eversana that as of the Effective Date:

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a.    MacroGenics has not received any written communication alleging that the manufacture, packaging, distribution, sale or use of the Product in the Territory, or that the use of any registered trademark or registered copyright within the Product Trademarks, Corporate Trademarks or Product Copyrights, infringes or misappropriates the Intellectual Property Rights or other rights of any Third Party; and

b.    MacroGenics has the right to Commercialize the Product in the Territory and to grant to Eversana the right to provide the Services as set forth herein.

12.3.    Eversana’s Representations and Warranties. Eversana represents and warrants to MacroGenics that as of the Effective Date:

a.    it has adequate cash flow and otherwise has the financial resources, capacity and capabilities to timely and adequately perform its obligations hereunder;

b.    it has not received written notice from any Third Party alleging that the use of the Eversana Pre-Existing Know-How infringes or misappropriates the Intellectual Property Rights or other rights of any Third Party;

c.    except as would not reasonably be expected to have a material adverse effect on the performance of the Services, (i) as of the Effective Date, neither it nor any of its Affiliates
(x) is being investigated, and there are no ongoing investigations, by any Regulatory Authority or other Governmental Authority in the Territory specifically or primarily relating to the promotion of any pharmaceutical or biologic product in the Territory, nor (y) has it or any of its Affiliates received written notice that any Regulatory Authority or other Governmental Authority in the Territory intends to conduct any such investigation, and (ii) neither it nor any of its Affiliates (x) is a party or the subject of any action, suit or other proceeding (collectively, “Proceeding”) that is pending as of the Effective Date or was pending or filed at any time [***], that alleges that it or any of its Affiliates have violated any Applicable Laws in the Territory in connection with the promotion of any pharmaceutical or biologic product in the Territory, nor (y) has it or any of its Affiliates received any threats in writing of any such Proceeding as of the Effective Date or at any time [***]; and

d.    there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened before any court or administrative agency against MacroGenics or its Affiliates which could, directly or indirectly, reasonably be expected to materially affect its ability to perform its obligations hereunder.

12.4.    DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

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WITHOUT LIMITATION OF THE FOREGOING, MACROGENICS MAKES NO WARRANTY THAT THE BLA APPROVAL WILL OCCUR, THAT THE PRODUCT WILL BE SUCCESSFUL OR THAT EVERSANA WILL RECEIVE ANY, OR ANY AMOUNT OF, ADJUSTED REVENUE SHARE PAYMENTS.

13.    INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

13.1.    Mutual Indemnity. Each Party (in such capacity, the “Indemnitor”) shall indemnify, hold harmless and defend the other Party, its Affiliates, and its and their respective directors, officers, employees, representatives and agents (collectively, the “Indemnitees”), from and against any and all losses, damages, liabilities, judgments, fines, and amounts paid in settlement, including any associated costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”), to which any Indemnitee may become subject as a result of any claim, demand, suit, action or proceeding brought or initiated by a Third Party against them (“Claims”) to the extent that such Losses arise out of: (a) the negligence, fraud or willful misconduct of any of the Indemnitor, its Affiliates, or its or their respective directors, officers, employees, representatives and agents in performing any obligations under this Agreement; or (b) a breach by the Indemnitor of any representation, warranty, covenant or other agreement made by the Indemnitor in this Agreement; except, in each case, to the extent such Losses result from the negligence, recklessness or willful misconduct of any Indemnitee or the breach by any Indemnitee of any warranty, representation, covenant or agreement made by the Indemnitee in this Agreement.

13.2.    MacroGenics Indemnity.

a.    MacroGenics shall indemnify, hold harmless and defend Eversana, its Affiliates, and its and their respective directors, officers, employees, representatives and agents (collectively, the “Eversana Indemnitees”) from and against any and all Losses to which any Eversana Indemnitee may become subject as a result of any Claim to the extent that such Losses arise out of any infringement of the Intellectual Property Rights of a Third Party based on the Commercialization of the Product under this Agreement.

b.    The Parties hereto acknowledge that Eversana has not had and will not have any role in the development, Manufacture, selection of a brand name, labeling or packaging of the Product and that, as between the Parties, MacroGenics shall have the sole liability for any product liability or similar claims (regardless of the legal theory (including but not limited to strict liability) upon which such claims may be brought) with respect to Product. Accordingly, MacroGenics shall indemnify, hold harmless and defend Eversana Indemnitees from and against any and all Losses to which any Eversana Indemnitee may become subject as a result of any Claim caused by or attributable in whole or part to, or alleged to have been caused by or attributable in whole or part to:

(i)    any defect(s) in the Manufacture of any Product, inherent safety risks of any Product or dangerous side effects of the Product;

(ii)    the Manufacturing, selection of a brand name, labeling and packaging of the Product; ; and

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(iii)    any actual or asserted violation of the Federal Food, Drug and Cosmetic Act or any other Applicable Law by virtue of which the Product is alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in full compliance with Applicable Law; and

(iv)        Eversana’s use of or reliance, in accordance with this Agreement, upon: (A) the Prescribing Information as determined by the FDA; or (B) and Promotional Materials; or (C) Other Materials provided by MacroGenics hereunder or otherwise authorized or approved by MacroGenics under this Agreement for use by Eversana in performing the Services.

c.    MacroGenics shall indemnify, hold harmless and defend Eversana Indemnitees from and against any and all Losses incurred by Eversana in connection with any of the following events or circumstances, except to the extent that a breach by Eversana of its express obligations or covenants contained in this Agreement is a cause of such event or occurrence: (i) any inspection, investigation or inquiry by any Regulatory Authority or other Governmental Authority regarding or directed to MacroGenics or the Product or its business practices; or (ii) any court, Regulatory Authority or Governmental Authority order, subpoena, interrogatory, demand, request for admission or other process of law directed to Eversana and specifically attributable to MacroGenics or its Product or business practices.

13.3.    Procedures. Any indemnified party submitting an indemnity claim under this Section 13, as applicable (“Indemnified Party”) shall: (a) promptly notify the indemnifying Party (“Indemnifying Party”), of such claim in writing and furnish the Indemnifying Party with a copy of the applicable communication, notice or other action relating to the event for which indemnity is sought; provided, that no failure to provide such notice pursuant to this clause
(b)    shall relieve the Indemnifying Party of its indemnification obligations, except to the extent such failure materially prejudices the Indemnifying Party’s ability to defend or settle the claim; (b) give the Indemnifying Party the authority, information and assistance necessary to defend or settle such suit or proceeding in such a manner as the Indemnifying Party shall determine; and (c) give the Indemnifying Party sole control of the defense (including the right to select counsel, at the Indemnifying Party’s expense) and the sole right to compromise and settle such suit or proceeding; provided, however, that in the case of the foregoing clauses (b) and (c), the Indemnifying Party shall not, without the written consent of the Indemnified Party, compromise or settle any suit or proceeding unless such compromise or settlement (i) is solely for monetary damages (for which the Indemnifying Party shall be responsible), (ii) does not impose injunctive or other equitable relief against the Indemnified Party, (iii) does not acknowledge any fault by the Indemnified Party, and
(iv)    includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding. The Indemnified Party (in its capacity as such) may participate in the defense at its own expense.

13.4.    Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT IN THE CASE OF FRAUD OR WILLFUL MISCONDUCT, OR A BREACH OF ARTICLE 11, NEITHER PARTY NOR ANY OF ITS
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AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR THEIR AFFILIATES, FOR ANY CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, AND OTHER THAN MACROGENICS’S PAYMENT OBLIGATIONS HEREUNDER, FOR: (i) LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (IN EACH CASE, WHETHER OR NOT FORESEEABLE AT THE EFFECTIVE DATE) OR (ii) ANY DAMAGES CALCULATED BY REFERENCE TO A MULTIPLIER OF REVENUE, PROFITS, OR SIMILAR METHODOLOGY, CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION WITH, OR RELATED HERETO, INCLUDING ANY SUCH DAMAGES WHICH ARE BASED UPON BREACH OF CONTRACT, TORT, BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER
THEORY OF RECOVERY; provided, however, that the foregoing shall not be construed to limit either Party’s indemnification obligations set forth above in this Section 13.

EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT EACH PARTY’S [***]; provided, however, that the foregoing shall not be construed to limit either Party’s indemnification obligations set forth above in this Section 13 or either Party’s liability in the case of fraud or willful misconduct.

13.5.    Insurance. Each Party shall at all times maintain general liability insurance policies or self- insurance in such amounts and with such scope of coverage as are normal and customary in the pharmaceutical industry for a Person of comparable size and engaged in activities comparable to the activities in which such Party engages hereunder. As of the BLA Approval Date, MacroGenics shall maintain Product Liability insurance [***], it being understood and agreed that Eversana shall not need to obtain any product liability insurance during the Term. If requested by the other Party, the insured Party shall furnish a certificate of insurance or other reasonable proof of coverage (which may be a certificate or other evidence issued by a Party under a program of self-insurance) evidencing the requisite coverage required under this Section 13.5 during the Term. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement for a period of [***].

14.    TERM AND TERMINATION

14.1.    Term. The Agreement shall take effect as of the Effective Date and shall remain in effect for a term of five (5) years from the BLA Approval Date unless earlier terminated as provided hereunder (the “Term”).

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14.2.    Termination. This Agreement may be terminated as follows:

a.    Termination for Late Approval. Eversana shall have the right to terminate this Agreement if BLA Approval does not occur by June 30, 2021 by providing written notice thereof [***].

b.    Termination for Revenue Shortfall. At any time after [***] following the date of Commercial Launch (the date when such period ends, the “Revenue Measurement Date”), either Party shall be entitled to terminate this Agreement if Net Profits are [***], by providing the other Party with [***] prior written notice.

c.    Termination for Convenience. No earlier than twenty four (24) months from the BLA Approval Date, MacroGenics may terminate this Agreement by providing Eversana with [***] (which notice may not be provided earlier than [***]) and making a one-time payment to Eversana equal to the difference between: (i) one hundred twenty-five percent (125%) of the sum of the cumulative Reconciled Reimbursed Commercial Costs received by Eversana and the cumulative Reconciled Unreimbursed Commercial Costs incurred by Eversana, in each case during the thirty (30) month period following the BLA Approval Date; and (ii) the sum of the cumulative Reconciled Reimbursed Commercial Costs and the cumulative Adjusted Revenue Share Payments received by Eversana or payable to Eversana up to the effective date of such termination. However, [***], then no payment shall be due to Eversana pursuant to this Section 14.2.c.

d.    Termination upon Material Breach. Either Party may terminate this Agreement if the other Party materially breaches this Agreement, and such breach is not cured [***] from the other Party of written notice specifying in detail the nature and extent of the alleged material breach.

e.    Termination for Insolvency. Either Party may terminate this Agreement [***] on written notice if the other Party (or, if applicable, a parent of such other Party) shall file in any court or Governmental Authority, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party (or, if applicable, a parent of such other Party) shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall [***], or if the other Party (or, if applicable, a parent of such other Party) shall be a party to any dissolution or liquidation, or if the other Party (or, if applicable, a parent of such other Party) shall make a general assignment for the benefit of its creditors.

f.    Termination for MacroGenics Change of Control. In the event of a MacroGenics Change of Control, MacroGenics will have the option to terminate this Agreement by

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providing Eversana [***] written notice of such termination (the “COC Notice Period”).

(i)    During the COC Notice Period, the Parties shall cooperate with each other to ensure an orderly transition of responsibilities for the Services to an entity specified by MacroGenics as the MacroGenics Change of Control Partner.

(ii)    [***] of providing Eversana with written notice of such termination, MacroGenics shall pay Eversana for any unpaid Services rendered through the date of such notice, which shall be defined as follows: (x) if the [***] through the date of such notice less the cumulative [***], provided that if such calculated amount is a negative number, then no payment shall be due to Eversana pursuant to this subsection; or (y) if the [***], any unpaid [***] due to Eversana for performance of the Services through the date of such notice.

(iii)    Following written notice of termination by MacroGenics under this Section 14.2.f, MacroGenics (x) shall cease making [***], and (y) shall be invoiced for [***] for the Services performed during the COC Notice Period, such amounts to be paid in advance of the Services [***].

(iv)    If (x) the [***] of the [***] earned by Eversana for Services performed during the COC Notice Period is [***] and the [***], the sum of the [***] earned by Eversana) [***], then MacroGenics shall make an [***], provided that if such [***] is more than such [***], then no payment shall be due to Eversana pursuant to this subsection. Such [***] shall be due once the applicable Commercialization responsibilities have been transitioned back to MacroGenics and/or the MacroGenics Change of Control Partner, but in any event, [***].

g.    Either Party may terminate this Agreement [***] to the other Party if:

(i)    the Product is subject to a recall in the Territory based on material safety concerns and such recall continues [***];

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(ii)    MacroGenics withdraws the Product from the market in the Territory for a [***];

(iii)    Commercial Launch has not occurred [***], provided that a written notice of termination is given [***], and provided further that the foregoing termination right shall not be available to Eversana if Commercial Launch has not occurred within such time period due primarily to Eversana’s failure to perform its obligations under this Agreement; or

(iv)    there is any change in Applicable Law that makes performance of a Party’s material obligations as contemplated in this Agreement illegal or commercially impractical.

14.3.    Effect of Termination or Expiration.

a.    Upon the expiration or termination of this Agreement, the following terms and conditions shall apply, subject in all cases to Section 14.3.b below:

(i)    The appointment of Eversana to perform the Services under Section 2.1 shall terminate and Eversana shall promptly cease all performance of the Services.

(ii)    The licenses granted to Eversana under Section 2.2 shall terminate and Eversana shall promptly discontinue the use of any MacroGenics Know-How, Product Trademarks, Product Copyrights, and Corporate Trademarks.

(iii)    At MacroGenics’s election and subject to compliance with Section 10.3, Eversana either shall (x) promptly return to MacroGenics, or (y) promptly destroy and certify to MacroGenics such destruction of, all Arising Product Know-How, Materials and other documentation related to the Product or the activities provided for by this Agreement.

(iv)    At MacroGenics’ request, Eversana either shall (x) destroy or (y) return any remaining Product supply.

b.    Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit any remedies that may otherwise be available in law or equity.

14.4.    Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration, including, without limitation, each Party’s rights to any amounts owed by the other Party hereunder. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. If payments attributable to Services or reconciliations under Section 5.2.b performed before the termination or expiration remain unpaid upon the termination or expiration of the Agreement, including but not limited to reimbursement of Reconciled Reimbursed Commercial Costs (if applicable) and Adjusted Revenue Share Payments, the

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Party owing such payments shall make such payments promptly after the termination or expiration of this Agreement. In the event of termination, Eversana will use reasonable efforts to terminate work being performed by Approved Subcontractors and other related commitments entered into by Eversana but MacroGenics will be responsible for all non-refundable costs and non-cancelable commitments incurred by Eversana with respect thereto (according to the Commercialization Budget if such termination occurs before the occurrence of the Revenue Threshold).

14.5.    Survival. The rights and obligations of the Parties set forth in Section 1 (Definitions), Section 2.3 (Retained Rights), Section 2.4 (Other Rights and Obligations), Section 2.6 (Assignment of Arising Product Know-How) the last sentence of Section 3.6.c (Eversana Personnel and Training) (to the extent relating to MacroGenics’s ownership of all Training Materials and all copyrights therein), Section 3.8 (Employment Covenants), Section 3.9 (Materials) (to the extent relating to MacroGenics’s ownership of all Materials and all copyrights therein), Section 3.13 (Information Data Security Privacy), Article 5 (Fees and Payments) (subject to Section 14.4 above), Section 6.1 (Ownership of Regulatory Documentation and Approvals), Section 7.3 (Recalled Product) Section 8.4 (Notice of Investigations), Section 9.6, Section 9.7 (Limitations), Section 10.1 (MacroGenics Records), Section 10.2 (Audits of MacroGenics), Section 10.3 (Eversana Records), Section 10.4 (Audits of Eversana), Section 11 (Confidentiality), Section 12.4 (Disclaimer of Warranties), Section 13 (Indemnification, Limitation of Liability and Insurance), Section 14.2 (Termination), Section 14.3 (Effect of Termination or Expiration), Section 14.4 (Accrued Rights), Section 14.5 (Survival), Section 15 (Notice), and Section 16 (General Provisions) shall survive the termination or expiration of this Agreement.

15.    NOTICE

Any notice or written communication provided for in this Agreement by a Party to the other Party, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made by registered mail or by courier service delivered letter, promptly transmitted or addressed to the appropriate Party. The date of receipt of a notice or communication hereunder shall be the date of delivery confirmed by the USPS or the courier service in the case of a courier service delivered letter. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party effective as above

Notice to MacroGenics:
Address:    [***]

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With a copy to:    [***]

Notice to Eversana:    [***] Address:    [***]

With a copy to:    [***]

16.    GENERAL PROVISIONS

16.1.    Force Majeure. Except as otherwise set out in this Agreement, no Party to this Agreement shall have any liability whatsoever or (without prejudice to any payments of monies due) be deemed to be in default for any delays or failures in performance of any of its obligations under this Agreement to the extent such delay or failure is caused by or results from causes beyond the reasonable control of the affected Party, potentially including pandemics. embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any Governmental Authority (including government shut down) or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical. The affected Party shall use all commercially reasonable efforts to remedy the event or limit the effects of the said event of force majeure upon the other Party in a timely manner. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution. If any force majeure event continues [***] that prevents the performance of any material obligation of or receipt of any material benefit (including, without limitation, payment) by a Party under this Agreement, the Party not affected by the force majeure event shall have the right to terminate this Agreement upon [***] to the other Party.

16.2.    Governing Law. This Agreement shall in all respects be governed by and interpreted according to the laws of the State of New York and the United States without regard to or application of conflict-of-law rules or principles.

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16.3.    Dispute Resolution.

a.    In the event that there is a dispute, controversy, or claim between the Parties arising out of or relating to this Agreement, or its interpretation, performance, nonperformance or any breach of any respective obligations hereunder, excluding any dispute at the JMC level (to which the procedures in Section 4.4 shall apply), then the Parties shall seek to resolve such dispute through prompt negotiations between the Executive Officers. The Executive Officers will meet in-person and use good faith efforts to resolve any such dispute (for clarity, excluding any dispute at the JMC level) [***]. If the Executive Officers are unable to resolve such dispute within [***], then either Party may have the dispute settled by binding arbitration pursuant to Section 16.3.b.

b.    A Party intending to commence an arbitration proceeding to resolve a dispute must first provide written notice (the “Arbitration Request”) to the other Party of such intention, setting forth the issues for resolution. From the date of the Arbitration Request until such time as the dispute has become finally settled, the time period during which a Breaching Party must cure an alleged breach that is the subject matter of the dispute shall be suspended.

(i)    Unless otherwise agreed by the Parties, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining [***], and no such claim shall be subject to arbitration pursuant to this Section, and [***].

(ii)    The arbitration shall be held [***]. The arbitration shall be conducted [***], (b) not be or have been an employee, consultant, officer, director or stockholder of either Party or any Affiliate of either Party, and (c) not have a conflict of interest under any applicable rules of ethics. The arbitrator shall be selected by mutual agreement of the Parties, provided that if the Parties cannot agree on the arbitrator [***], the arbitrator shall be selected by the [***]. The arbitrator may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings. The arbitrator shall, [***], issue a written award. The arbitrator shall be authorized to [***]. The arbitrator also shall be authorized to [***], but is not authorized

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to reform, modify or change this Agreement. The award of the arbitrator [***], and [***] that are the subject of the arbitration proceeding and the award (except for those remedies set forth in this Agreement); provided, however, [***]. Judgment on the award rendered by the arbitrator may be enforced in any court having competent jurisdiction thereof following the conclusion of the appeal process or the expiration of time for filing a notice of appeal pursuant to the Appellate Rules, whichever is later. Notwithstanding anything contained in this Section 16.3.b to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to confirm an award of the arbitrator, to enforce the instituting Party’s rights hereunder through specific performance, injunction or other equitable relief, or to collect any monetary award of the arbitrator.

(iii)    Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators.

(iv)    Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrators on the ultimate merits of any dispute.

(v)    All proceedings and decisions of the arbitrators shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 11.

16.4.    Integration. This Agreement together with the Exhibits attached hereto, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings and discussions, whether oral or written, of the Parties with respect to the subject matter hereof, including the [***]. All activities undertaken by the Parties under the [***] under this Agreement and governed and subject to the terms and conditions of this Agreement. Any modification of this Agreement shall be effective only when in writing and signed by the Parties.

16.5.    Assignability. Neither Party may assign this Agreement without the prior written consent of the other Party, except either Party may assign this Agreement in whole or in part to any Affiliate of such Party without the consent of the other Party. Further, either Party may assign this Agreement, and all of its rights and obligations, without the consent of the other Party, to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its business or assets; provided, that the assigning Party provides the other Party with written notice of such assignment [***].

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16.6.    Severability. If any provision contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed by limiting such invalid, illegal or unenforceable provision, or if such is not possible, by deleting such invalid, illegal or unenforceable provision from this Agreement; provided that (a) such provision shall be deemed to be replaced by a provision which achieves the original intent of the Parties to the fullest extent possible; (ii) should this Agreement as a result of such deletion no longer reasonably correspond to the good faith intent of the Parties, either Party may propose amendments to the other provisions of this Agreement in order to have the Agreement correspond to such good faith intent and the Parties shall negotiate in good faith such amendments.

16.7.    Waiver. No course of dealing or failing of either Party to strictly enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition. Such waiver or relinquishment (either generally or any given instance and either retroactively or prospectively) shall only be effective if made expressly in writing by the Party with reference to the specific term, right or condition.

16.8.    No Third Party Rights. The provisions of this Agreement are for the sole benefit of the Parties, their successors and permitted assignees, and they shall not be construed as conferring any rights in any other Persons except as otherwise expressly provided in this Agreement.

16.9.    Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term, and the word “or” has the inclusive meaning represented by the phrase “and/or.” Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices, reports and disclosures required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement, shall be in the English language.

16.10.    Costs and Expenses. Each Party shall, unless specifically otherwise agreed hereunder, bear their own costs and expenses connected with such Party’s activities and performance under this Agreement.

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16.11.    Counterparts. This Agreement [***], but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MacroGenics, Inc.

By:     /s/ Scott Koenig
Name: Scott Koenig, M.D., Ph.D.
Title:    President and Chief Executive Officer

Eversana Life Science Services, LLC

By:     /s/ Gregory Skalicky
Name: Gregory Skalicky
Title:    Chief Revenue Officer

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DocuSign Envelope ID: B8D54E84-77C2-4AF1-95CE-BF3693463974

EXHIBIT A

[***]

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EXHIBIT B

[***]

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EXHIBIT C

[***]
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EXHIBIT D

[***]
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EXHIBIT E

[***]
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EXHIBIT F

[***]
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EXHIBIT G

[***]

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EXHIBIT H INFORMATION DATA SECURITY

1.    Definitions

(a)    “Authorized Persons” means Eversana’s employees, contractors, subcontractors, agents, representatives and auditors who have a need to know or otherwise access Secure Information to enable Eversana to perform its obligations under the Product Commercialization Agreement, and who are bound in writing by confidentiality and other obligations sufficient to protect Secure Information in accordance with the terms and conditions of the Product Commercialization Agreement.

(b)    “Data Breach” means any unauthorized access to or disclosure or acquisition of Secure Information.

(c)    “Personal Information” means information that Eversana receives pursuant to providing the Services that: (a) directly or indirectly identifies an individual (including, for example, names, signatures, addresses, telephone numbers, email addresses, and other unique identifiers); or (b) can be used to authenticate an individual (including, without limitation, employee identification numbers, and other personal identifiers), in case of both subclauses (a) and (b), including Sensitive Personal Information as defined herein. MacroGenics’ or Eversana’s business contact information is not by itself Personal Information.

(d)    “Secure Information” means Confidential Information and Sensitive Personal Information.

(e)    “Security Incident” means any act or omission that materially compromises the security, confidentiality, or integrity of Secure Information stored or managed on MacroGenics behalf or the physical, technical, administrative, or organizational safeguards put in place by Eversana (or any Authorized Persons), that relate to the protection of the security, confidentiality, or integrity of Secure Information. The parties agree that “Security Incident” does not include the existence and occurrence of unsuccessful Security Incidents, including, without limitation, activity such as pings and other broadcast attacks on Eversana’s firewall, port scans, unsuccessful log-on attempts, denial of service and any combination of the above, so long as no such unsuccessful Security Incident results in unauthorized access, use, disclosure, modification or destruction of Secure Information or interference with information system operations related to the Secure Information.

(f)    “Sensitive Personal Information” means an individual’s (a) state or government- issued identification number, including Social Security number, driver’s license number; (b) financial or credit information; or (c) biometric, genetic, health, or health insurance data

2.    Information Security.

(a)    Eversana will comply with Applicable Laws in its creation, collection, receipt, access, use, storage, disposal, and disclosure of Secure Information.

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Exhibit H-1
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(b)    Eversana will employ commercially reasonable security measures to protect Secure Information in accordance with accepted applicable industry standards and Eversana’s information security policy as amended from time to time (“Information Security Policy”), a current copy of which will be provided to MacroGenics upon written request. As necessary, Eversana will employ additional security measures to protect Secure Information.

(c)    Eversana agrees and warrants that it will implement administrative, physical and technical safeguards to protect Secure Information that are no less rigorous than accepted industry practices, including, as an example, the International Organizational Standardization's standards: ISO 27001 and ISO 27002 or other applicable established industry standards for information security and shall ensure that all such safeguards comply with Applicable Laws, as well as the terms and conditions of the Product Commercialization Agreement. At a minimum, Eversana's safeguards for the protection of Secure Information shall include: (i) limiting access of Secure Information to authorized employees and Authorized Persons; (ii) securing business facilities, data centers, paper files, servers, back-up systems and computing equipment, including but not limited to all mobile devices and other equipment with information storage capability; (iii) implementing network, device, application, database and platform security; (iv) securing information transmission, storage and disposal; (v) implementing authentication and access controls within media, applications, operating systems and equipment; (vi) encrypting transmitted Secure Information pursuant to accepted industry practices; (vii) strictly segregating Sensitive Personal Information from information from Eversana or its other customers so Sensitive Personal Information is not comingled; (viii) implementing appropriate personnel security and integrity procedures and practices, including but not limited to, conducting background checks consistent with Applicable Laws and Regulations; and (ix) providing privacy and information security training to Eversana’s Authorized Persons.

2.    Data Breach or Security Incident Procedures.

(a)    Eversana currently maintains and will continue to maintain a cyber incident breach response plan in accordance with industry standards (“Cyber Incident Response Plan”). [***] and Eversana will implement the procedures required under such Cyber Incident Response Plan on the occurrence of an actual Data Breach or Security Incident.

(b)    Eversana will provide MacroGenics with the [***] and [***] with an actual Data Breach of Security Incident.

(c)    Eversana will [***] (i) an actual Data Breach or Security Incident or (ii) a potential Data Breach or Security Incident [***].

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Exhibit H-2
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(d)    [***], the parties will coordinate with each other, as necessary, to investigate the Data Breach or Security Incident in accordance with Eversana’s current Cyber Incident Response Plan.

(e)    To the extent Eversana [***] Data Breach or Security Incident, Eversana [***] by an actual Data Breach or Security Incident.

(f)    Other than as required by Applicable Laws, Eversana agrees that [***].

3.    Security Controls Review or Audit. [***]. As part of this assessment, MacroGenics will [***]. In the event of a Data Breach or Security Incident, MacroGenics [***].
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Exhibit H-3
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